EXHIBIT 4

(Translation)
January 5, 2010
TO OUR UNITHOLDERS
LaSalle Japan REIT Inc.
13-10, Nagatacho 2-chome, Chiyoda-ku, Tokyo
Satoru Yamanaka, Executive Officer
Notice of Convocation of the Fifth General Meeting of Unitholders
Dear Unitholders:
     We hope that things are going well for you.
     LaSalle Japan REIT Inc. (“LJR”) hereby gives notification of and requests your attendance at its Fifth General Meeting of Unitholders (the “Meeting”) to be held as detailed in this document.
     In the event that you are unable to attend the Meeting, you may exercise your voting rights using a Voting Rights Exercise Form. Therefore, we request that you review the attached reference documents and exercise your voting rights on the enclosed Voting Rights Exercise Form by indicating your approval or disapproval of the agenda items and return those documents by January 25, 2010 (Monday) at 5:10 p.m.
     In accordance with Article 93, Paragraph 1 of the Law Concerning Investment Trusts and Investment Corporations, Article 13 of the LJR’s Articles of Incorporation stipulates matters relating to “deemed approval” as excerpted below. Accordingly, please be aware that unitholders not present at the Meeting who do not exercise their voting rights using the Voting Rights Exercise Form are deemed to have approved the agenda items submitted to the Meeting.
(Excerpt from the Articles of Incorporation)
Article 13	Deemed Approval

1.	Unitholders not present at the Meeting who do not exercise their voting rights using the Voting Rights Exercise Form are deemed to have approved the agenda items submitted to the Meeting. However, in the event that there are conflicting agenda items submitted to the Meeting, deemed approval shall not apply to either agenda items.

2.	In accordance with the stipulation under Article 13, Paragraph 1 above, the number of voting rights held by non-attending unitholders who are deemed to have approved the agenda items shall be included in the number of voting rights of unitholders in attendance.
Regards.
Particulars:

1.	Date:	January 26, 2010 (Tuesday) at 1:00 p.m.

2.	Address:	Silver Room on the 11th Floor of Tokyo Kaikan, 2-1, Marunouchi 3-chome, Chiyoda-ku, Tokyo, Japan (Please refer to the attached map.)

3.	Agenda:

Matters to Be Resolved:

	First Item:	Approval of the Merger Agreement

	Second Item:	Termination of the Asset Management Entrustment Agreement with LaSalle Investment Advisors K.K.
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Notes:

1.	If you attend the Meeting, we request that you return the enclosed Voting Rights Exercise Form to the reception desk.

2.	If you have any proxy attend at the Meeting in your place, please request such proxy submit a document certifying his or her authority together with your Voting Rights Exercise Form at the reception desk. Please note that such proxy shall be another LJR’s unitholder (one person) entitled to vote pursuant to Article 14, Paragraph 1 of the LJR’s Articles of Incorporation.

3.	Please be advised that any revisions that need to be made to the General Meeting of Unitholders’ Reference Document will be posted on the LJR’s Web site (http://www.lasalle-jreit.com/) after revision.

Rule 802 Legend
     This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
     It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.
     You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

General Meeting of Unitholders’ Reference Document
Agenda Items and References
First Item: Approval of the Merger Agreement
1.	Reason for an Absorption-type Merger
     LJR was incorporated as eAsset Investment Corporation on May 2, 2005 and was listed on the REIT section of the Tokyo Stock Exchange on September 7, 2005. LJR subsequently joined the LaSalle Group, an international real estate service provider, and changed its name to LaSalle Japan REIT Inc. on January 16, 2008, aiming for external growth and improvement of the value of its real estate portfolio leveraging the Group’s strengths in acquisition and analysis of property information. LJR invests in a total of 21 properties (total asset price of 128.4 billion yen) as of the end of the 8th fiscal period (October 31, 2009). A characteristic of LJR is its balanced portfolio that includes offices and residential properties, while focusing on retail facilities. In the 8th fiscal period (May 1, 2009 through October 31, 2009) and the 9th fiscal period beginning November 1, 2009, LJR has taken a defensive strategy for both portfolio management and financial position in response to the change in the economic climate, but at the same time, LJR has engaged in serious discussions as to how to maximize unitholder value given the current environment.
     In the current environment surrounding J-REITs, in particular with respect to trends in domestic macro-economics, consumers continue to aim towards economizing due to increased employment insecurity and the slump in disposable income, etc. Although it is believed that the great risk of bottom deepening will be avoided given, among others, a series of economic policies implemented by the government, it remains to be an unpredictable situation. In addition, although it seems that since this April the environment for fund-raising of J-REITs is bottoming out, and there are also signs of modest recovery of the volume of transactions in the real estate market such as a gradual increase in comparatively attractive potential investment opportunities, whether future recovery will continue strong is believed to still deserve continued attention.
     LJR, with the purpose of seeking new growth opportunities in this environment, thoroughly considered the criteria of the portfolio of Japan Retail Fund Investment Corporation (“JRF”) and its growth and financial strategies. As a result, LJR reached the understanding that a merger of LJR and JRF (an absorption-type merger, whereby JRF is the surviving corporation and LJR is dissolved) (the “Merger”) would contribute to improving the unitholder value of LJR as follows, and holds the conviction that the solid Merger is the most ideal option for LJR, rather than waiting for improvements in the uncertain equity financing environment and property acquisition environment.
•	Improved stability of the portfolio through the expansion of the asset scale as a result of the Merger

•	Significant improvement of liquidity through the increase in total market value as a result of the Merger

•	Strong fund-raising capacity and low financing cost based on good credit worthiness

•	Further improvement of the unitholder value through the expansion of external growth opportunities
     Unitholders are requested to support the purpose of the Merger and approve the merger agreement therefor.

2.	Outline of Contents of the Absorption-type Merger Agreement
     As set forth in Exhibit 1 attached hereto on page 15 through page 27.
3.	Outline of Descriptions set forth in Article 193, Paragraph 1 of the Ordinance for Enforcement of the Law Concerning Investment Trusts and Investment Corporations

(1)	Matters Concerning Reasonableness of Consideration for Merger
(i)	Matters Concerning Reasonableness of Aggregate Amount, Calculation Method and Allotment of Consideration for Merger to be Distributed in Course of Absorption-type Merger
(a)	Matters Concerning Merger Ratio and Allotment

The number of the investment units of JRF as the surviving corporation to be distributed to the unitholders of LJR, which will be absorbed, as the consideration for the Merger shall be set forth in the below-mentioned table.

In the course of the Merger, JRF shall split each one of its investment units held by the unitholders entered or recorded in the last unitholders’ register of JRF as of the preceding day of the effective date of the Merger (the “Effective Date”) into 4 units on the Effective Date. When allotting units of JRF at a ratio of 0.295 units of JRF per one unit of LJR based on the merger ratio before taking the said unit split into consideration, a large number of unitholders of LJR were expected to receive fractional units of JRF. Therefore, prior to the allotment to LJR’s unitholders, a four-for-one unit split for units of JRF will be implemented, and after this unit split, allotment at a ratio of 1.18 units (post-unit split) of JRF per one unit of LJR will be carried out. Based on this merger ratio after taking the said unit split into consideration, JRF shall issue new investment units up to 142,190 units in aggregate to the unitholders entered or recorded in the last unitholders’ register of LJR as of the preceding day of the Effective Date.

If any fractional units less than one unit arises with respect to the number of JRF’s investment units to be distributed to each unitholder of LJR as mentioned above, the number of investment units equivalent to the total number of such fractional units shall be sold through the market trading conducted in the financial instruments market and the proceeds from such sale shall be distributed to the relevant unitholders based on the number of such fractional units.

	JRF	LJR
	(Surviving corporation)	(Absorbed corporation)
Allotment of Units in the Merger	1	1.18

		(Reference: Before JRF’s unit split) 0.295
JRF plans to pay to LJR’s unitholders the merger cash distribution in such amount as is consistent with the cash distribution payable for the last fiscal year of LJR ending on the preceding day of the Effective Date (i.e., for the 4-month period from November 1, 2009 to February 28, 2010), which shall be calculated by dividing (i) the amount equivalent to the distributable amount as of the preceding day of the Effective Date by (ii) the total number of issued LJR’s investment units as of the preceding day of the Effective Date), in lieu of the cash distribution payable to the LJR’s unitholders for such last fiscal year of LJR.
(b)	Basis of Calculation

In order to support the fairness of the calculation of the merger ratio for the Merger, LJR retained Goldman Sachs Japan Co., Ltd. (“Goldman Sachs”) and JRF retained Morgan Stanley Japan Securities Co., Ltd. (“Morgan Stanley”) and Mitsubishi UFJ Securities Co., Ltd. (“MUS”), respectively, as their respective financial advisors, and in each case, LJR and JRF requested that their respective financial advisor(s) perform financial analyses regarding the merger ratio for the Merger.

Goldman Sachs performed an average market unit price analysis, a dividend discount model analysis, an earnings contribution analysis, and a net asset value analysis based on publicly available information and financial projections prepared by LJR management, as approved for Goldman Sachs’ use by LJR. A summary of the analysis performed by Goldman Sachs is as follows.

	Range for the merger ratio (before splitting the units)
	JRF	LJR
Average market unit price analysis	1	0.288~0.304
Dividend discount model (DDM) analysis	1	0.185~0.231
Earnings contribution analysis	1	0.107~0.231
Net asset value (NAV) analysis	1	0.268~0.321
Goldman Sachs also performed an accretion / dilution analysis.
Please refer to Note 1 below for a more detailed description about the assumptions and disclaimers for the analyses performed by Goldman Sachs.
Morgan Stanley analyzed the merger ratio by comprehensively considering the results of the analysis based on the market unit price analysis, comparable REITs analysis, dividend capitalization analysis, discounted cash flow analysis, and adjusted net asset value analysis in order to produce a diverse analysis of the market unit value and future profitability of both JRF and LJR. A summary of analysis performed by Morgan Stanley is as follows.

	Range for the merger ratio (before splitting the units)
	JRF	LJR
Market unit price analysis	1	0.293~0.299
Comparable REITs analysis	1	0.231~0.357
Dividend capitalization analysis	1	0.282~0.378
Discounted cash flow analysis	1	0.231~0.384
Adjusted net asset value analysis	1	0.356~0.601
Market unit price analysis was conducted based on the closing market unit price as of the base date of calculation (October 28, 2009) and the average closing market unit prices for one month, three months and six months prior to the base date of calculation, considering the recent market trading trends of units of both investment corporations.

MUS conducted its analysis on the merger ratio by comprehensively considering the market unit price method, comparable company method, and discounted dividend method in order to produce a diverse analysis of the units of both JRF and LJR. A summary of the analysis performed by MUS is as follows.

	Range for the merger ratio (before splitting the units)
	JRF	LJR
Market unit price method	1	0.280~0.312
Comparable company method	1	0.289~0.394
Discounted dividend method	1	0.193~0.345
The market unit price method was conducted based on the closing market unit price as of the base date of calculation (October 28, 2009) and the average closing market unit prices for one month, three months and six months prior to the base date of calculation, considering the recent market trading trends of units of both investment corporations.
Please refer to Note 2 and Note 3 below for more detailed descriptions about the assumptions and disclaimers for the analyses of Morgan Stanley and MUS respectively.
(c)	Background to Calculation

The merger ratio for the Merger was determined to be appropriate by JRF and LJR and the Merger Agreement was executed, as a result of careful discussions and negotiations with consideration of various factors, such as the financial results, the status of assets and liabilities, prospects of the business, the synergies to be created by the Merger, and the results of the financial analyses conducted by the financial advisors to JRF and LJR.

(d)	Relationship with Financial Advisors

None of Morgan Stanley, MUS, or Goldman Sachs falls under the definition of an “Affiliated Party” of JRF or LJR as set forth in Article 67, Paragraph 4 of the Ordinance Regarding Calculation of the Investment Corporation (Cabinet Ordinance No. 47 of 2006, as amended).
(Note 1)	Goldman Sachs’ analyses are necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, December 15, 2009 (except in the case of unit price data as noted below) and Goldman Sachs has assumed no responsibility for updating, revising or reaffirming the analyses based on circumstances, developments or events occurring after such date. Goldman Sachs did not attribute any particular weight to any factor considered by it.

Goldman Sachs provided its advisory services and the analyses solely for the information and assistance of the board of directors of LJR in connection with its consideration of the Merger and such analyses do not constitute a recommendation as to how any unitholder of LJR should vote with respect to the Merger or any other matter. Goldman Sachs did not provide, nor was it asked to provide, any opinion with respect to the fairness of the merger ratio for the Merger or the Merger and did not recommend any specific merger ratio to LJR or its board of directors or that any specific merger ratio constituted the only appropriate merger ratio for the Merger. The quantitative information used in Goldman Sachs’ financial analyses, is based on closing unit prices up to October 29, 2009, the last closing of trading before the announcement of the parties’ execution of the memorandum of understanding, and otherwise on data as it existed on December 15, 2009, and is not necessarily indicative of current market conditions. Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, LJR, JRF, LaSalle Investment Management K.K. (“LIM”), Mitsubishi Corporation (“MC”), UBS.AG and any of their respective affiliates or any currency or commodity that may be involved in the Merger for their own account and for the accounts of their customers. Goldman Sachs has acted as financial advisor to LJR in connection with, and has participated in certain of the negotiations leading to, the Merger. Goldman Sachs expects to receive fees for its services in connection with the Merger, a portion of which is contingent upon consummation of the Merger, and LJR has agreed to reimburse certain of Goldman Sachs’ expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of Goldman Sachs’ engagement. Goldman Sachs has provided certain investment banking and other financial services to UBS.AG and its affiliates from time to time. Goldman Sachs also may provide investment banking and other financial services to LJR, JRF, LIM, MC, UBS.AG and their respective affiliates in the future. In connection with the above-described services, Goldman Sachs has received, and may receive, compensation.
In connection with performing its financial analyses, Goldman Sachs reviewed, among other things, the merger agreement for the Merger; the biannual securities reports (Yuka Shoken Hokokusyo) of LJR for the three fiscal periods ended April 30, 2009; certain biannual unaudited financial statements of LJR for the fiscal period ended October 31, 2009; certain other communications from LJR and JRF to their respective unitholders and the public; certain publicly available research analyst reports for JRF; the biannual securities reports (Yuka Shoken Hokokusyo) of JRF for the three fiscal periods ended August 31, 2009; certain internal financial analyses and forecasts for JRF prepared by its management; and certain internal financial analyses, including net asset value estimates, and forecasts for LJR prepared by its management, both stand-alone and giving effect to the Merger with respect to such forecasts, and certain financial analyses, including net asset value estimates, and forecasts for JRF prepared by the management of LJR, in each case as approved for Goldman Sachs’ use by LJR (the “Forecasts”), including certain cost savings and operating synergies projected by the managements of LJR and JRF to result from the Merger as approved for Goldman Sachs’ use by LJR (the “Synergies”). Goldman Sachs also held discussions with members of the senior management of LJR and the asset management companies of LJR and JRF regarding their assessment of the past and current business operations, financial condition and future prospects of JRF and the strategic rationale for, and the potential benefits of, the Merger, and with the members of senior management of LJR regarding their assessment of the past and current business operations, financial condition and future stand-alone prospects of LJR, including LJR’s funding structure and the current funding constraints in the Japanese property market. In addition, Goldman Sachs reviewed the reported price and trading activity for the units of LJR, compared certain financial and stock market information for LJR and certain financial information for JRF with similar financial and stock market information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the US and Japanese REIT industries and other relevant industries and performed such other studies and analyses, and considered such other factors, as Goldman Sachs considered appropriate.
In connection with performing its financial analyses, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it and does not assume any liability for any such information. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of LJR or JRF or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. LJR informed Goldman Sachs, and Goldman Sachs has assumed, that the units of JRF will continue to be listed on the Tokyo Stock Exchange following consummation of the Merger. In addition, Goldman Sachs assumed that the Merger will be consummated, on the basis of the terms and conditions set forth in the merger agreement of Merger, without any waiver or modification of any term or condition the effect of which will have any adverse effect on LJR or JRF or on the expected benefits of the Merger in anyway meaningful to its analysis. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on LJR or JRF or on the expected benefits of the Merger in any way meaningful to Goldman Sachs’ analysis. In addition, Goldman Sachs also assumed with LJR’s consent, that the Forecasts, including the Synergies, had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of LJR. Goldman Sachs did not express any view on (i) the impact of the Merger on the solvency or viability of LJR or JRF or the ability of any of LJR or JRF to pay its obligations when they come due, (ii) any legal, regulatory, tax or accounting matters, (iii) the underlying business decision of LJR to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to LJR, (iv) the prices at which units of LJR will trade at any time, or (v) the consideration to be paid to LaSalle

Investment Advisors K.K. in respect of the termination of the current asset management agreement.
(Note 2)	In performing the merger ratio analysis set forth above, Morgan Stanley relied upon the information provided by both corporations, information available to the public, and other information, assumed that all of the materials and information used by it was accurate and complete, and did not independently verify the accuracy and completeness thereof. Morgan Stanley did not make a request to any third party to make any independent valuation, appraisal or assessment of the assets or liabilities (including but not limited to the off-balance-sheet assets and liabilities as well as other contingent liabilities) of either JRF or LJR. Moreover, with respect to the financial forecast of both corporations and information regarding synergy effects expected as a result of the Merger, Morgan Stanley assumed that such information has been prepared by the management of both corporations on a reasonable basis reflecting the best and reasonable estimates and judgments of the management. Morgan Stanley’s merger ratio analysis was based on the above mentioned information as of October 28, 2009.

(Note 3)	MUS has used the information provided by both corporations, in addition to publicly available information, to conduct the merger ratio analysis. MUS has not conducted any independent verification on the accuracy or completeness of the materials and information, but rather has assumed that all such materials and information are accurate and complete. In addition, MUS has not made any independent evaluation, appraisal or assessment of the assets or liabilities (including contingent liabilities) of both corporations, nor has MUS independently analyzed or assessed each individual asset and liability. MUS has not appointed any third party for appraisal or assessment. MUS analyzed the merger ratio based on information and economic conditions up to and as of October 28, 2009, and MUS assumes that the financial projections (including the profit plan and other information) reported by both corporations have been rationally prepared on the basis of the best possible estimates and judgment currently available from the management of both corporations.
(ii)	Reason for Choice of Cash Distribution as Consideration for Merger

JRF plans to pay to LJR’s unitholders the merger cash distribution in such amount as is consistent with the cash distribution payable for the last fiscal year of LJR ending on the preceding day of the Effective Date (i.e., for the 4-month period from November 1, 2009 to February 28, 2010), based on the amount of the distributable amount as to LJR, in lieu of the cash distribution payable to the LJR’s unitholders for such last fiscal year of LJR.

The reason for such merger cash distribution to be paid is to achieve the equality among the unitholders of LJR and JRF by distributing cash to the LJR’s unitholders in such amount as is equivalent to the cash distribution payable for the current fiscal year of LJR, as such fiscal year will be ended upon the coming into force of the Merger.

(iii)	Matters Concerning Aggregate Investment Amount of Surviving Corporation (JRF)

(a)	Aggregate Investment Amount:	JPY0

(b)	Investment Surplus Amount:	The amount calculated by deducting the amount set forth in (a) above from the amount of change in the unitholders’ equity, etc. stipulated in Article 22, Paragraph 1 of the Calculation Rules for Investment Corporations (Cabinet Office Regulations No. 47 of 2006, as amended).
The aggregate investment amount and the investment surplus amount of JRF to be increased in the course of the Merger have been determined as set forth in the merger agreement, in accordance with the Accounting Standards for Business Combinations and the Guidelines for Application of the Accounting Standards for Business Combinations and the Accounting Standards for Business Separation, etc. Provided that such amounts may be changed through consultations, taking into consideration of the financial condition of LJR and JRF as of the preceding day of the Effective Date.
LJR has concluded that the matters mentioned in each of (i), (ii) and (iii) above are deemed to be reasonable.

(2)	Matters to be Referenced for Consideration of Merger
(i)	Provision of the Articles of Incorporation of Surviving Corporation (JRF)

As set forth in Exhibit 2 attached hereto on page 28 through page 39.
* JRF has decided to propose an item regarding the amendment to the articles of incorporation, as the proposed revisions are set forth in the (Exhibit) to the merger agreement attached hereto as Exhibit 1, at the general meeting of unitholders of JRF scheduled to be held on January 26, 2010.

(ii)	Matters Concerning Method for Conversion of Investment Units to be Distributed as Consideration of Merger
(a)	Market in which Investment Units are Traded

REIT section of the Tokyo Stock Exchange

(b)	Mediator, Broker or Handling Agent for Trading of Investment Units

Any security company, etc. which shall be a trading participant or a member of the stock exchange set forth in (a) above
(iii)	Matters Concerning Market Value of Investment Units to be Distributed as Consideration of Merger

The market value of the investment units to be distributed as consideration of the Merger will fluctuate, as the price of such investment units shall be determined in the relevant market.

(3)	Matters Concerning Financial Documents, etc.
(1)	Matters as to Surviving Corporation (JRF)
(i)	Financial Documents, Asset Management Report and Statements of Cash Dividends for Last Fiscal Year of JRF

As set forth in Exhibit 3 attached hereto on page 40 through page 81.

(ii)	Matters concerning the disposition of any important property, assumption of any material debt or any other event that might significantly affect the condition of property of JRF, which has occurred after the last day of the last fiscal year of JRF
(a)	Split of Investment Units

At the Board of Directors’ meeting held on December 15, 2009, JRF has determined to split each one of its investment units held by the unitholders entered in the unitholders’ register of JRF as of February 28, 2010 (Sunday) into 4 units. The split of JRF’s investment units shall become effective as of March 1, 2010 (Monday) (i.e., the Effective Date) on the condition that the merger agreement for the Merger has not been terminated or become void on or prior to the preceding day of the Effective Date.

(b)	Holding of General Meeting of Unitholders

At the Board of Directors’ meeting held on December 15, 2009, JRF has determined to hold a General Meeting of Unitholders on January 26, 2010 (Tuesday) for the consideration of the following items:
First Item:	Amendments to the Articles of Incorporation

Second Item:	Election of executive director

Third Item:	Election of supervisory director
(2)	Matters as to Absorbed Corporation (LJR)

Matters concerning the disposition of any important property, assumption of any material debt or any other event that might significantly affect the condition of property of LJR, which has occurred after the last day of the last fiscal year of LJR
(a)	Change of the administrator of the unitholders’ register, etc.

At the Board of Directors’ Meeting held on December 15, 2009, LJR has determined to change its administrator of the unitholders’ register, etc. from Sumitomo Trust and Banking Corporation to Mitsubishi UFJ Trust and Banking Corporation effective as of January 27, 2010 (Wednesday).

Second Item:	Termination of the Asset Management Entrustment Agreement with LaSalle Investment Advisors K.K.
Due to the merger of LJR and JRF, the asset management entrustment agreement entered by LJR with LaSalle Investment Advisors K.K. shall be terminated on the Effective Date, on condition of the Merger being effective. Accordingly, a proposal for the approval of such termination will be submitted to the Meeting.
Please note that JRF has currently entered into an asset management entrustment agreement with Mitsubishi Corp. — UBS Realty Inc. (“MCUBS”), and MCUBS shall continuously act as the asset manager of JRF after the Merger.
• Reference Information:
In the event that there are conflicting agenda items submitted to the General Meeting of Unitholders, “deemed approval” as stipulated under Article 93, Paragraph 1 of the Law Concerning Investment Trusts and Investment Corporations and under Article 13 of LJR’s Articles of Incorporation shall not apply to either agenda item. None of the above-mentioned agenda items (i.e., Items 1 and 2) conflict with each other.
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Exhibit 1
Merger Agreement (Copy)
          Japan Retail Fund Investment Corporation (“JRF”) and LaSalle Japan REIT Inc. (“LJR”) hereby enter into this merger agreement (this “Agreement”) with respect to the merger of JRF and LJR (the “Merger”).

Article 1.	(Form of Merger)
JRF and LJR shall perform the absorption-type merger (kyushu gappei) under the provisions of Article 147 of the Law Concerning Investment Trusts and Investment Corporations of Japan (Law No. 198 of 1951, as amended; the “Investment Trust Law”), under which JRF shall be the surviving entity and LJR shall be the dissolving entity.

Article 2.	(Trade Name and Address of Merging Entities)
The trade name and the address of each of the surviving entity and the dissolving entity is as follows:
(1)	Trade Name and Address of Surviving Entity:
Trade Name: Japan Retail Fund Investment Corporation

Address: 7-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo
(2)	Trade Name and Address of Dissolving Entity:
Trade Name: LaSalle Japan REIT Inc.

ADDRESS: 13-10, Nagatacho 2-chome, Chiyoda-ku, Tokyo

Article 3.	(Split of JRF’s Investment Units)
On the condition (i) that the matters set forth in Paragraph 1 of Article 7 hereof are approved at the unitholders general meeting of JRF set forth in said Paragraph and the matters set forth in Paragraph 2 of Article 7 hereof are approved at the unitholders general meeting of LJR set forth in said Paragraph; and (ii) that this Agreement has not been terminated or become void on or prior to the preceding day of the Effective Date (as defined in Paragraph 1 of Article 4 hereof), JRF shall split each one of its investment units held by the unitholders entered or recorded in the last unitholders’ register of JRF as of the preceding day of the Effective Date into 4 units on the Effective Date.

Article 4.	(Method for Calculation of Number of JRF’s Investment Units to be Allocated at Time of Merger and Matters Concerning such Allocation)
1.	At the time of the Merger, JRF shall issue new investment units in such number as is calculated by multiplying (i) the total number of LJR’s investment units held by the unitholders entered or recorded in the last unitholders’ register of LJR (excluding JRF, LJR and those unitholders of LJR’s investment units who have requested the purchase of the investment units held by such unitholders pursuant to the provisions of Article 149-3 of the Investment Trust Law; the “Unitholders Entitled to Allocation”) as of the preceding day of the effective date of the Merger (the “Effective Date”) by (ii) 1.18, and shall allocate 1.18 JRF’s investment units (after the split of investment units pursuant to Article 3 above) to each one of LJR’s investment unit held by the Unitholders Entitled to Allocation.

2.	In the case of the preceding Paragraph, if any fractional number less than one unit accrues in respect of JRF’s investment units to be allocated to the Unitholders Entitled to Allocation, JRF shall treat such fractional number of investment units pursuant to the provisions of Article 149-17 of the Investment Trust Law.

Article 5.	(Matters Concerning Aggregate Investment Amount of Surviving Entity)
The aggregate investment amount and the investment surplus amount of JRF to be increased at the time of the Merger shall be as follows; provided however that JRF and LJR may change such amounts by mutual agreement through consultations, taking into consideration of the financial condition of JRF and LJR as of the preceding day of the Effective Date:

(1)	Aggregate Investment Amount:	JPY0

(2)	Investment Surplus Amount:	The amount calculated by deducting (i) the amount set forth in (1) above from (ii) the amount of change in the unitholders’ equity, etc. stipulated in Paragraph 1 of Article 22 of the Calculation Rules for Investment Corporations (Cabinet Office Regulations No. 47 of 2006, as amended).

Article 6.	(Effective Date)
The Effective Date shall be March 1, 2010. Provided, however, that JFR and LJR may change the Effective Date, if necessary, to proceed with the procedures for the Merger or for any other reason, by mutual agreement through consultations.

Article 7.	(Unitholders General Meetings)
1.	Pursuant to the provisions of Paragraph 2 of Article 149-7 of the Investment Trust Law, JRF shall perform the absorption-type merger (kyushu gappei) under this Agreement without the approval of the unitholders general meeting set forth in Paragraph 1 of such Article. Provided, that JRF shall hold a unitholders general meeting on January 26, 2010 and request for (i) the approval of the amendment to the Articles of Incorporation as set forth in Exhibit; (ii) the election of the persons set forth in Item 1 of Paragraph 2 of Article 8 hereof as executive officer of JRF; and (iii) the election of the persons set forth in Item 2 of such Paragraph as supervisory officer of JRF, on condition of the Merger being effective. Provided, however, that JFR and LJR may change the draft of the amendment to the Articles of Incorporation as set forth in Exhibit by mutual agreement through consultations.

2.	LJR shall hold a unitholders general meeting on January 26, 2010 and request for (i) the approval of this Agreement; and (ii) the approval of the termination of the asset management entrustment agreement with LaSalle Investment Advisors K.K. on condition of the Merger being effective.

3.	JFR and LJR may change the date of holding of the unitholders general meetings set forth in Paragraphs 1 and 2 above, if necessary, to proceed with the procedures for the Merger or for any other reason, by mutual agreement through consultations.

Article 8.	(Trade Name, Composition of Officers, etc. and Related Entities, etc. of JRF after Merger)
1.	JRF’s trade name shall not be changed in the course of the Merger.

2.	JRF’s officers after the Merger shall be as follows. Provided, however, that JFR and LJR may change such officers by mutual agreement through consultations.:

(1)	Executive Officer:	Yorishige Kondo

(2)	Supervisory Officer:	Shuichi Namba and Shinji Arakawa
3.	The asset manager (shisan unyou kaisha) (which shall mean the asset manager referred to in Paragraph 19 of Article 2 of the Investment Trust Law; the same hereinafter), the asset custodian (shisan hokan kaisha) (which shall mean the asset custodian referred to in Paragraph 20 of Article 2 of the Investment Trust Law; the same hereinafter), the accounting auditor and the general administrator (ippan jimu jyutaku sha) (which shall mean the general administrator referred to in Paragraph 21 of Article 2 of the Investment Trust Law, to which the services set forth in each Item of Article 117 of the Investment Trust Law shall be entrusted; the same hereinafter) to JRF shall not be changed in the course of the Merger. Provided that among the agreements with general administrators of LJR, the agreement with The Chuo Mitsui Trust and Banking Company, Limited (“Chuo Mitsui Trust & Banking”), as the special account administrator, shall be assigned to JRF in the course of the Merger, and Chuo Mitsui Trust & Banking shall become JRF’s general administrator.

4.	LJR shall (i) terminate the agreements with LJR’s asset manager, asset custodian, accounting auditor and general administrator (except the agreements with Sumitomo Trust and Banking Corporation acting as the administrator of the unitholders’ register, etc. (“Sumitomo Trust & Banking”) and the agreements with Chuo Mitsui Trust & Banking acting as the special account administrator) effective as of the Effective Date, on condition of the Merger being effective, and (ii) terminate the general service entrustment agreement dated June 1, 2009 (the “Entrustment Agreement for Management of Unitholders’ Register, etc.”) with Sumitomo Trust & Banking as the administrator of the unitholders’ register, etc. effective as of the next day of the date on which the approvals at the above-mentioned unitholders general meetings of JRF and LJR (or, if the dates of holding of the unitholders general meetings are different, the later date), on the condition that the approval of the matters set forth in Paragraph 1 of Article 7 hereof is obtained at JRF’s unitholders general meeting set forth in said Paragraph and that the approval of the matters set forth in paragraph 2 of Article 7 hereof is obtained at LJR’s unitholders general meeting set forth in said Paragraph. In terminating the agreements, LJR shall make its efforts to cause LJR’s asset custodian, accounting auditor and general administrator to fully perform the handover of their services to JRF’s asset custodian, accounting auditor and general administrator.

5.	JFR and LJR hereby agree that any negative goodwill accruing through the Merger shall be used for the payment of stable distributions, in accordance with the principle that returning profits to unitholders shall be given preference.

Article 9.	(Cash Distribution through Merger)
Immediately after the Effective Date, JRF shall pay the merger cash distribution per one unit of the LJR’s investment units in the amount calculated by the following calculation formula (any fractional amount less than JPY1 shall be disregarded) to the Unitholders Entitled to Allocation, in lieu of the cash distribution payable to LJR’s unitholders for the LJR’s fiscal year ending on the preceding day of the Effective Date:

Amount of Merger Cash	=	LJR’s Distributable Amount as of the Preceding Day of the Effective Date

Distribution per One Unit		Number of LJR’s Issued Investment Units as of the Preceding Day of the Effective Date
In the above-mentioned formula, the term “LJR’s Distributable Amount as of the Preceding Day of the Effective Date” means the amount calculated by deducting (i) the sum of the aggregate investment amount, the investment surplus amount and other changes in net assets from (ii) the net assets of LJR, as of the preceding day of the Effective Date.

Article 10.	(Succession of Corporate Property)
On the Effective Date, JRF shall take over any and all of LJR’s assets, liabilities, and rights and obligations existing as of the Effective Date.

Article 11.	(Administration, etc. of Corporate Property)
1.	On and after the date of execution of this Agreement until the Effective Date, JRF and LJR shall execute their respective businesses and conduct the management and operation of their respective properties with due care of a good manager or have their respective asset manager, asset custodian, general administrator or other third parties execute or conduct such, and unless otherwise provided for in this Agreement, shall conduct any act which might have a material impact on their respective properties or rights and obligations by mutual agreement through consultations with each other in advance. Provided, however, that if necessary in light of its capital policy or any other circumstances, JRF may perform an additional issuance of investment units by means of a public offering in which the payment date will come on or after the Effective Date and a secondary offering of investment units to be performed in parallel therewith.

2.	Notwithstanding the provisions of the preceding Paragraph, LJR may not dispose of the real property held by it without prior consent of JRF. Provided that JRF shall not withhold or reject to give such consent without any justifiable reason, if and when LJR requests such consent.

Article 12.	(Change of Terms for Merger and Termination of this Agreement)
1.	During the period commencing on the date of execution of this Agreement until the Effective Date, JRF may terminate this Agreement by giving a written notice to LJR after consultation with LJR if any of the following events has occurred and continued to exist:
(1)	if a petition for the commencement of the procedures for bankruptcy, civil rehabilitation or any other similar insolvency procedures is made by or made against LJR;

(2)	if there is a material breach by LJR of any of its obligations under this Agreement and has not been cured after two (2) weeks following the delivery of written request for the correction of such breach;

(3)	if any administrative penalty is imposed by any competent authority on LJR, such as cancellation of any registration, that would be materially detrimental to the implementation of the Merger;

(4)	if it is reasonably determined that the implementation of the Merger has become impossible or extremely difficult due to the occurrence of any material change with respect to the assets or the managing condition of LJR due to any act of providence or whatever reason;

(5)	if any of the following conditions has not been fulfilled as of the preceding day of the Effective Date:
(a)	The procedures under applicable laws and regulations required for the Merger or for the performance of the matters planned for relating to the Merger, including the approval at the unitholders general meeting of each of JRF and LJR, as well as the acquisition of necessary approvals and licenses, have been completed.

(b)	LJR (i) has abided by the loan agreements, trust agreements or any other agreements with third parties in which LJR is a party to (the “LJR Related Agreements”); (ii) has obtained a written agreement on a grace period from a claim for the acceleration of the debts owed, re-obtained the benefit of term which has been lost or obtained any other agreement as reasonably requested by JRF, in writing, regarding the violation of financial covenants, from the relevant financial institutions, if any violation of the financial covenants occurs with respect to the borrowings from the financial institutions; (iii) has obtained consents in writing from the relevant financial institutions with a content reasonably satisfactory to JRF, in order to terminate the pledge established on the trust beneficiary interest with respect to any of the real properties held by LJR, the conditional mortgage established on any of such real properties and the conditional insurance claim rights pledge established on the insurance claim rights with respect to any of such real properties, for the benefit of any financial institution, and, to revise the financial covenants and any other borrowing terms (however, excluding interest rate and repayment terms of the principal) of the LJR borrowings to the equivalent terms of such of the JRF borrowings and/or to make prepayments on the LJR borrowings; (iv) has obtained consent, etc. in writing from the necessary other party, etc. required under LJR Related Agreements with respect to the

Merger or the conducts of LJR or post-merger JRF as planned in this Agreement; and (v) other than the acts mentioned in (i) through (iv) above, has conducted any necessary acts for the Merger or the conducts of LJR or post-merger JRF as planned in this Agreement, with respect to the LJR Related Agreements, as reasonably requested by JRF.

(c)	There has been no change since the execution of this Agreement in the status of the holding of LJR’s investment units by London Property SPC and Europe Property SPC, with each of which LaSalle Investment Management K.K. has entered into an investment advisory agreement.

(d)	JRF has reasonably determined that the termination on the Effective Date by consent of asset management entrustment agreements, asset custody entrustment agreements and each service entrustment agreement, as executed by and between LJR and its asset manager, asset custodian and general administrator (except for Chuo Mitsui Trust & Banking as the special account administrator) is anticipated, and the Entrustment Agreement for Management of Unitholders’ Register, etc. executed by and between LJR and Sumitomo Trust & Banking as administrator of the unitholders’ register, etc. has been terminated by consent.

(e)	JRF has reasonably determined to expect that those agreements, etc. which are agreed by JRF and LJR to be amended or terminated, out of all the agreements, etc. executed by LJR with third parties, would be amended or terminated.

(f)	LJR’s obligations as set forth in this Agreement have been performed in all material respects.
2.	During the period commencing on the date of execution of this Agreement until the Effective Date, LJR may terminate this Agreement by giving a written notice to JRF after consultation with JRF if any of the following events has occurred and continued to exist:
(1)	if a petition for the commencement of the procedures for bankruptcy, civil rehabilitation or any other similar insolvency procedures is made by or made against JRF;

(2)	if there is a material breach by JRF of any of its obligations under this Agreement and has not been cured after two (2) weeks following the delivery of written request for the correction of such breach;

(3)	if any administrative penalty is imposed by any competent authority on JRF, such as cancellation of any registration, that would be materially detrimental to the implementation of the Merger;

(4)	if it is reasonably determined that the implementation of the Merger has become impossible or extremely difficult due to the occurrence of any material change with respect to the assets or the managing condition of JRF due to any act of providence or whatever reason;

(5)	if any of the following conditions has not been fulfilled as of the preceding day of the Effective Date:

(a)	the procedures under applicable laws and regulations required for the Merger or for the performance of the matters planned for relating to the Merger, including the approval at the unitholders general meeting of each of JRF and LJR, as well as the acquisition of necessary approvals and licenses, have been completed;

(b)	JRF (i) has abided by the loan agreements, trust agreements or any other agreements with third parties in which JRF is a party to (the “JRF Related Agreements”); (ii) has obtained a written agreement on a grace period from a claim for the acceleration of the debts owed, re-obtained the benefit of term which has been lost or obtained any other agreement as reasonably requested by LJR, in writing, regarding the violation of financial covenants, from the relevant financial institutions, if any violation of the financial covenants occurs with respect to the borrowings from the financial institutions; (iii) has obtained consent, etc. in writing from the necessary other party, etc. required under JRF Related Agreements with respect to the Merger or the conducts of JRF as planned in this Agreement; and (iv) other than the acts mentioned in (i) through (iii) above, has conducted any necessary acts for the Merger or the conducts of JRF as planned in this Agreement, with respect to the JRF Related Agreements, as reasonably requested by LJR.

(c)	JRF’s obligations as set forth in this Agreement have been performed in all material respects.
3.	Notwithstanding the provisions of the preceding two Paragraphs, if any of the events set forth in the preceding two Paragraphs occurs or is found to be threatened to possibly occur, JRF and LJR may change any of the conditions for the Merger or any other matter set forth in this Agreement by mutual agreement through good-faith consultations, in order to achieve the purpose of the Merger.

Article 13.	(Effect of this Agreement)
This Agreement shall become invalid, if the Merger has not become effective by March 31, 2010.

Article 14.	(Good-faith Negotiation)
Any matter other than the matters set forth in this Agreement which is necessary for the Merger shall be separately determined by JRF and LJR through consultations, in accordance with the purport of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been prepared in duplicate original counterparts, and after printing names and affixing seals, the parties hereto shall each retain one original counterpart.
December 15, 2009

JRF: Japan Retail Fund Investment Corporation 7-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo Yorishige Kondo, Executive Officer

LJR: LaSalle Japan REIT Inc. 13-10, Nagatacho 2-chome, Chiyoda-ku, Tokyo Satoru Yamanaka, Executive Officer

Exhibit
Amendment to become effective as of January 26, 2010

Current Articles
ARTICLE 12 SPECIFIED ASSETS TO BE AS PRIMARY TYPE OF INVESTMENT
The Investment Corporation shall invest principally in the specified assets described below in accordance with the basic policy in Article 11.
(a) — (k) (Omitted)
(Paragraph 2 newly added)
Proposed Amendments
ARTICLE 12 SPECIFIED ASSETS TO BE AS PRIMARY TYPE OF INVESTMENT
1.	The Investment Corporation shall invest principally in the specified assets described below in accordance with the basic policy in Article 11.

(a) — (k) No change

2.	With respect to Securities indicating rights as stipulated in Article 2, Paragraph (2) of the Financial Instruments and Exchange Act, when Securities indicating those rights have not been issued, they shall be deemed as Securities indicating those rights, and the provisions of this article and the following article shall apply to those rights.

ARTICLE 13 ASSETS ANCILLARY TO PRIMARY TYPE OF INVESTMENT
1.	(OMITTED)

2.	The Investment Corporation may carry out derivative transactions set out in Article 3 Item 2 of the Law Concerning Investment Trusts and Investment Corporations Cabinet Order, including without limitation foreign exchange reservation transactions, currency swap transactions, interest rate futures transactions, interest rate options transactions, interest rate swap transactions or interest rate forward trading (“Derivative Transactions”) for the purposes of hedging the price fluctuation risk, interest rate fluctuation risk, foreign exchange risk and other risk of assets described in Article 12 or previous Paragraph 1 (“Managed Assets”).

3.	The Investment Corporation may acquire trademark rights, hot springs rights, the status as a fund contributor of an intermediate corporation (general corporation after the enforcement of the Law Concerning General Incorporated Association and General Incorporated Foundation (Law No. 48 of 2006) (including the right to claim the refund of contribution) and other assets incidental to specific real estate which it considers appropriate to acquire together with such real estate, trademark for the trade name of the Investment Corporation and any others held incidental to organizational operations from assets other than assets held for management by the Investment Corporation, and any others considered necessary for operation of the Investment Corporation and not listed in Article 12 and previous paragraphs.
4. — 5. (Omitted)
ARTICLE 13 ASSETS ANCILLARY TO PRIMARY TYPE OF INVESTMENT
1.	(NO CHANGE)

2.	The Investment Corporation may carry out derivative transactions set out in Article 3 Item 2 of the Law Concerning Investment Trusts and Investment Corporations Cabinet Order, including without limitation foreign exchange reservation transactions, currency swap transactions, interest rate futures transactions, interest rate options transactions, interest rate swap transactions or interest rate forward trading (“Derivative Transactions”) for the purposes of hedging the price fluctuation risk, interest rate fluctuation risk, foreign exchange risk and other risk of assets described in Paragraph 1 of the preceding article or previous Paragraph 1 (“Managed Assets”).

3.	The Investment Corporation may acquire trademark rights, hot springs rights, the status as a fund contributor of a general corporation (including the right to claim the refund of contribution) and other assets incidental to specific real estate which it considers appropriate to acquire together with such real estate, trademark for the trade name of the Investment Corporation and any others held incidental to organizational operations from assets other than assets held for management by the Investment Corporation, and any others considered necessary for operation of the Investment Corporation and not listed in Article 12, Paragraph 1 and and previous Paragraph 1.
4. — 5. (No change)

Current Articles
ARTICLE 14 INVESTMENT POLICY
1. — 4.(Omitted)
5.	The Investment Corporation shall manage assets so that 75% or more of the total amount of specified assets held by the Investment Corporation is made up of specified real estate (real estate, real estate lease rights or surface rights, or trust beneficiary rights in trust of real estate, real estate lease rights or surface rights from specified assets acquired by the Investment Corporation).
(Paragraph 6 newly established)
Proposed Amendments
ARTICLE 14 INVESTMENT POLICY
1. — 4. (No change)
5.	The Investment Corporation shall manage assets so that 75% or more of the total amount of specified assets held by the Investment Corporation is made up of specified real estate (real estate, real estate lease rights or surface rights, or trust beneficiary rights in trust of real estate, land lease rights or surface rights from specified assets acquired by the Investment Corporation).

6.	The Investment Corporation shall, in carrying out investment activities, strive to ensure that the value of real estate, etc. (Real estate means assets listed in Article 37, Paragraph 3, Item 2, Subitems (a), (b) and (e) (Ordinance concerning Calculation of Investment Corporations (Cabinet Order No. 47 of 2006. including subsequent revisions) Real estate leasehold rights means assets listed in Item 2, Subitem (f), land rights and easements and trust beneficiary rights in trust of those assets) accounts for 70% or more of the total amount of assets owned by the Investment Corporation.

ARTICLE 15 LIMITATIONS ON INVESTMENTS
The Investment Corporation may invest in real estate described in Article 12, Paragraph 1., Item (a), only if the asset management company provides in its business method of investment management business that real estate is the type of asset to be managed.
ARTICLE 15 LIMITATIONS ON INVESTMENTS
The Investment Corporation may invest in real estate described in Article 12, Item (a), only if the asset management company provides in its business method of investment management business that real estate is the type of asset to be managed.

ARTICLE 19 METHOD OF AND STANDARDS FOR ASSET EVALUATION
The method of and standards for asset evaluation of the Investment Corporation are to be determined by the type of Managed Asset, and as follows as a general rule:
(a)	(Omitted)

(b)	Trust beneficiary rights in trust of money, real estate, surface rights or real estate lease rights Real estate, surface rights or real estate lease rights of the trust assets described in Article 12, Item (b) are evaluated following the previous item. Financial assets contained in the trust assets of such trust are evaluated following the generally accepted corporate accounting practices. Trust beneficiary rights are then evaluated by subtracting the total amount of trust liabilities from the total amount of trust assets to obtain the trust net asset value.

(c)	Equity Interests in Silent Partnership on Real Estate
ARTICLE 19 METHOD OF AND STANDARDS FOR ASSET EVALUATION
The method of and standards for asset evaluation of the Investment Corporation are to be determined by the type of Managed Asset, and as follows as a general rule:
(a)	(No change)

(b)	Trust beneficiary rights in trust of money, real estate, surface rights or real estate lease rights Real estate, surface rights or real estate lease rights of the trust assets described in Article 12, Paragraph 1, Item (b) are evaluated following the previous item. Financial assets contained in the trust assets of such trust are evaluated following the generally accepted corporate accounting practices. Trust beneficiary rights are, when it is difficult to apply the same accounting methods as those for trust assets which are owned directly, evaluated by subtracting the total amount of trust liabilities from the total amount of trust assets to obtain the trust net asset value.

(c)	Equity Interests in Silent Partnership on Real Estate

Current Articles
Real estate assets of silent partnerships are evaluated following Item (a) of this Article. Financial assets of silent partnership assets are evaluated following the generally accepted corporate accounting practices. The equity interests in silent partnership are then evaluated by subtracting the total amount of silent partnership liabilities from the total amount of those assets, obtaining the amount equivalent to the Investment Corporation’s equity interest in the net asset value of the silent partnership.
(d) - (h) (Omitted)
Proposed Amendments
Real estate assets, real estate lease rights and land rights of silent partnerships are evaluated in compliance with Item (a) of this Article. Financial assets of silent partnership assets are evaluated in compliance with the generally accepted corporate accounting practices. The equity interests in silent partnership are then evaluated by subtracting the total amount of silent partnership liabilities from the total amount of those assets, obtaining the amount equivalent to the Investment Corporation’s equity interest in the net asset value of the silent partnership.
(d) - (h) (No change)

ARTICLE 20 VALUE IN SECURITIES REGISTRATION STATEMENTS, SECURITIES REPORTS AND ASSET MANAGEMENT REPORTS
If making evaluations in a way that differs from the methods in Article 19 for the purposes of recording a value in a securities registration statement, securities report and asset management report, evaluations are made in the following way:
(a)	(Omitted)

(b)	Trust beneficiary rights in trust of real estate, surface rights or real estate lease rights and trust beneficiary rights in monetary trusts.

The trust assets which are real estate, surface rights and real estate lease rights are evaluated following the previous Item (a), and with respect to the financial trust assets, after evaluated in accordance with the generally accepted corporate accounting practices, the trust beneficiary rights are evaluated by subtracting the total amount of trust liabilities from the total amount of trust assets to obtain the trust net asset value

(c)	(Omitted)
ARTICLE 20 VALUE IN SECURITIES REGISTRATION STATEMENTS, SECURITIES REPORTS AND ASSET MANAGEMENT REPORTS
If making evaluations in a way that differs from the methods in Article 19 for the purposes of recording a value in a securities registration statement, securities report and asset management report, evaluations are made in the following way:
(a)	(No change)

(b)	Trust beneficiary rights in trust of real estate, surface rights or real estate lease rights and trust beneficiary rights in monetary trusts.

The trust assets which are real estate, surface rights and real estate lease rights are evaluated in compliance withfollowing the previous Item (a), and trust assets which are financial assets are evaluated in accordance with the generally accepted corporate accounting practices. Trust beneficiary rights are, when it is difficult to apply the same accounting methods as those for trust assets which are owned directly, evaluated by subtracting the total amount of trust liabilities from the total amount of trust assets to obtain the trust net asset value.

(c)	(No change)

ARTICLE 23 LIMITATION ON BORROWINGS AND ISSUARANCE OF CORPORATE BONDS
Borrowings and issuance of corporate bonds (including short-term corporate bonds) are limited to one trillion (1,000,000,000,000) yen respectively and the aggregate amount thereof shall not exceed one trillion (1,000,000,000,000) yen.
ARTICLE 23 LIMITS ON BORROWINGS AND ISSUANCE OF INVESTMENT CORPORATION BONDS
Borrowing and issuance of corporate bonds (including short-term corporate bonds) are limited to one trillion (1,000,000,000,000) yen respectively and the aggregate amount thereof shall not exceed one trillion (1,000,000,000,000) yen.

ARTICLE 26 CASH DISTRIBUTION POLICIES
1. Distribution of Profits
(a)	Profits are the amount obtained by subtracting the total amount of total equity interest, surplus equity
ARTICLE 26 CASH DISTRIBUTION POLICIES
The Investment Corporation shall, in principle, pay distributions based on the following policies.
1.	Method for calculating total amount of money to be distributed to unitholders

Current Articles
interest and difference in the evaluation amount (total equity interest) from the amount obtained by subtracting the total amount of liabilities from the total amount of assets as of the accounting settlement day (net asset value).

(b)	The Investment Corporation shall distribute all profits to untiholders in cash.
2.	Cash distributions in excess of profits The Investment Corporation may distribute cash to unitholders until that distribution surpasses the aggregate of the amount of profits and the amount of depreciation to fixed assets appropriated in that calculation period. Any amount distributed to unitholders exceeding profits shall be first deducted from the capital surplus, and the remainder then subtracted from the total unitholders’ capital.

3.	Limitations on distributable amount of cash When cash distribution is deductible as expenses under the Tax Law, the Investment Corporation shall distribute cash to unitholders in order to fulfill such requirements.
Proposed Amendments
(a) Of the total cash distributions to unitholders, profits (hereafter, “distributable amount”) are the amount obtained by subtracting the total amount of total equity interest, surplus equity interest (total equity interest) and valuation and translation balance from the amount obtained by subtracting the total amount of liabilities from the total amount of assets as of the accounting settlement day (net asset value).
(b) The Investment Corporation shall distribute an amount which is in excess of an amount equivalent to 90% (if this amount is changed pursuant to revisions of laws and ordinances, etc., then such amount following the revision. Same hereafter.) of the distributable income amount (hereafter, “distributable income amount”) of the Investment Corporation as stipulated in Article 67-15, Paragraph 1 of the Special Taxation Measures Law.
2.	Cash distributions in excess of profits The Investment Corporation may, when the distributable amount is less than 90% of distributable income amount, or when the Investment Corporation determines that it is appropriate, distribute cash to unitholders until that distribution reaches the aggregate of the amount of profits and the amount of depreciation to fixed assets appropriated in that calculation period. However, in such cases, if the amount of cash distribution is less than 90% of the amount of distributable income amount, or when the Investment Corporation determines that it is appropriate, the Investment Corporation shall be able to make cash distribution of a self-determined amount. Any amount distributed to unitholders exceeding profits shall be first deducted from the capital surplus, and the remainder then subtracted from the total unitholders’ capital.
(Paragraph 3 deleted)

ARTICLE 27 METHOD OF PAYMENTS OF CASH DISTRIBUTION
The Investment Corporation shall pay cash distributions to unitholders and registered unitholder pledgees recorded on the register of unitholders at the close of the accounting settlement day in proportion to the number of units held. The Investment Corporation shall make that payment within three months of the accounting settlement day after deducting all necessary taxes as a general rule.
ARTICLE 27 METHOD OF PAYMENTS OF CASH DISTRIBUTION
The Investment Corporation shall pay cash distributions to unitholders and registered unitholder pledgees recorded or registered on the register of unitholders at the close of the accounting settlement day in proportion to the number of units held. The Investment Corporation shall make that payment within three months of the accounting settlement day after deducting all necessary taxes as a general rule.

ARTICLE 40 FREQUENCY OF GENERAL MEETING OF UNITHOLDERS
A general meeting of unitholders of the Investment Corporation shall be held within the 23 wards of Tokyo, and unless otherwise provided by laws and
ARTICLE 40 GENERAL MEETING OF UNITHOLDERS
(NO CHANGE)

Current Articles
Proposed Amendments

ordinances, this meeting shall be convened by an executive director in accordance with the resolution of the board of directors.

Appendix
1.	These Articles of Incorporation shall become effective on the day of the enforcement of the Law for Amending the Laws Concerning Central Securities Depository and Book-Entry Transfer of Stock Certificates and Other Securities and Other Laws to Implement Efficient Settlement of Stocks and Other Financial Products (Law No. 88 of 2004)
Appendix
1	Notwithstanding the provisions of Article 35, the term of directors to be appointed at the general meeting of unitholders of January 26, 2010 shall be for two years from January 26, 2010.

     Amendment to become effective on condition of the Merger being effective

Current Articles
ARTICLE 5 TOTAL NUMBER OF ISSUABLE INVESTMENT UNITS
The total number of issuable investment units for the Investment Corporation is two million (2,000,000) units.
Proposed Amendments
ARTICLE 5 TOTAL NUMBER OF ISSUABLE INVESTMENT UNITS
The total number of issuable investment units for the Investment Corporation is eight million (8,000,000) units.

ARTICLE 14 INVESTMENT POLICY
1. — 6.(Omitted)
(Paragraph 7 newly established)
ARTICLE 14 INVESTMENT POLICY
1. — 6. (No change)
7.	The Investment Corporation shall, when it acquires properties other than Retail Facilities which it deems to be appropriate, also strive to ensure stable profits with respect to those properties.

Appendix
1. (Omitted)
Appendix
1. (No change)
2.	These revised Articles of Incorporation are subject to the completion of the absorption-type merger based on the Merger Agreement dated December 15, 2009, between the Investment Corporation and LaSalle Japan REIT Inc. (LJR), in which the Investment Corporation is the surviving entity and LJR is the dissolving entity, and shall become effective as of the effective date of the merger. This Article of the Appendix shall be deleted after the effective date of the merger.

Exhibit 2
Articles of Incorporation
Chapter 1 General Provisions

Article 1	Corporate Name
The name of the Investment Corporation in Japanese shall be Nihon Riteru Fando Toshi Hojin. In English, the Investment Corporation shall be called Japan Retail Fund Investment Corporation.

Article 2	Purpose
The purpose of the Investment Corporation is to manage its assets principally as an investment in specified assets described in Article 2, Paragraph 1 of the Law Concerning Investment Trusts and Investment Corporations (Law No. 198 of 1951, as amended).

Article 3	Location of Head Office
The head office of the Investment Corporation is in Chiyoda-ku, Tokyo.

Article 4	Method of Public Notice
The Investment Corporation shall publish all public notices in Nihon Keizai Shimbun.
Chapter 2 Investment Unit

Article 5	Total Number of Issuable Investment Units
The total number of issuable investment units for the Investment Corporation is two million (2,000,000) units.

Article 6	Investment Units to be Offered in Japan
The proportion of the issue price of the investment units to be offered in Japan from the total issue price of the investment units to be issued by the Investment Corporation is more than 50%.

Article 7	Redemption of Investment Units
The Investment Corporation shall not redeem any investment units upon request of a unitholder.

Article 8	Matters regarding the Handling of Investment Units
Recording and registration in the register of unitholders and any other procedures and charges relating to the handing of investment units are subject to the provisions of the board of directors.

Article 9	Administrator of Unitholders Registry
1.	The Investment Corporation shall maintain an administrator of the unitholders registry.

2.	The administrator of the unitholders registry and the office for such business shall be appointed by the resolutions of the board of directors and announced publicly.

3.	The register of unitholders of the Investment Corporation shall be kept in the office of the administrator of the unitholders registry. Recording and registration in the register of unitholders and other business relating to investment units, shall be handled by the administrator of the unitholders registry, not by the Investment Corporation.

Article 10	Minimum Net Asset Value
The Investment Corporation shall hold a minimum net asset value of fifty-million yen (¥50,000,000).
Chapter 3 Asset Management

Article 11	Basic Policy of Asset Management
The Investment Corporation shall manage its assets with the aim of securing a stable income in the mid- to long-term and steadily increasing the managed assets.

Article 12	Specified Assets to be as Primary Type of Investment
The Investment Corporation shall invest principally in the specified assets described below in accordance with the basic policy in Article 11.
(a)	Real estate, real estate lease rights or surface rights

(b)	Trust beneficiary rights in trust of money (limited to the case where the purpose is to manage the trust assets principally as an investment in real estate, surface rights or real estate lease rights), real estate, surface rights or real estate lease rights (including the case where beneficiary certificates are issued)

(c)	Equity interests in an agreement where one party makes a financial contribution to another party to manage assets described in the above items or the next item, and the other party manages that contribution principally as an investment in those assets and distributes profits from managing the assets (“Equity Interests in Silent Partnership on Real Estate”)

(d)	Trust beneficiary rights in monetary trusts, the purpose of which is to manage the trust assets principally as an investment in Equity Interests in Silent Partnership on Real Estate (including the case where beneficiary certificates are issued)

(e)	Preferred equity securities described in Article 2, Paragraph 9 of the Law Concerning Asset Securitization (Law No. 105 of 1998, as amended) (limited to the case where the purpose of which is to manage principally assets described in previous Items (a) to (c) as investment assets)

(f)	Beneficiary certificates of a special purpose trust described in Article 2, Paragraph 15 of the Law Concerning Asset Securitization (limited to the case where the purpose of which is to manage principally assets described in previous Items (a) to (c) as trust assets)

(g)	Beneficiary certificates of a fund described in Article 2, Paragraph 7 of the Law Concerning Investment Trusts and Investment Corporations (limited to the case where the purpose of which is to manage principally assets described in previous Items (a) to (c) as trust assets)

(h)	Investment units described in Article 2, Paragraph 14 of the Law Concerning Investment Trusts and Investment Corporations (limited to cases whose purpose is principally to manage assets described in the preceding Items (a) to (c) as investment assets)

(i)	Monetary claims

(j)	Preferred shares issued by a foreign captive reinsurance company

(k)	Securities set out in Article 3 Item 1 of the Law Concerning Investment Trusts and Investment Corporations Cabinet Order (Cabinet Order No. 480 of 2000, as amended; those securities, “Securities”) (excluding the assets falling down into the previous items).

Article 13	Assets Ancillary to Primary Type of Investment
1.	The Investment Corporation may invest in assets described below in order to contribute to the efficient management of surplus funds.
(a)	Deposits

(b)	Call loans

(c)	Government bonds

(d)	Local government bonds

(e)	Commercial papers

(f)	Negotiable certificates of deposit

(g)	Trust beneficiary rights in monetary trusts the purpose of which is to manage as investment in the assets described in the above items (including the case where beneficiary certificates are issued)

(h)	Beneficiary certificates for money management funds from the securities investment trusts set out in Article 2, Paragraph 4 of the Law Concerning Investment Trusts and Investment Corporations

(i)	Beneficiary rights to jointly-managed designated monetary trusts

(j)	Beneficiary certificates to loan trusts set out in Article 2 of the Loan Trust Law (Law No. 109 of 2006, as amended)
2.	The Investment Corporation may carry out derivative transactions set out in Article 3 Item 2 of the Law Concerning Investment Trusts and Investment Corporations Cabinet Order, including without limitation foreign exchange reservation transactions, currency swap transactions, interest rate futures transactions, interest rate options transactions, interest rate swap transactions or interest rate forward trading (“Derivative Transactions”) for the purposes of hedging the price fluctuation risk, interest rate fluctuation risk, foreign exchange risk and other risk of assets described in Article 12 or previous Paragraph 1 (“Managed Assets”).

3.	The Investment Corporation may acquire trademark rights, hot springs rights, the status as a fund contributor of an intermediate corporation (general corporation after the enforcement of the Law Concerning General Incorporated Association and General Incorporated Foundation (Law No. 48 of 2006) (including the right to claim the refund of contribution) and other assets incidental to specific real estate which it considers appropriate to acquire together with such real estate, trademark for the trade name of the Investment Corporation and any others held incidental to organizational operations from assets other than assets held for management by the Investment Corporation, and any others considered necessary for operation of the Investment Corporation and not listed in Article 12 and previous paragraphs.

4.	Equity interests (excluding interests falling down into the Specified Assets) in selected business enterprise (provided for in Article 2, Paragraph 5 of the Law on Promotion of Realization of Public Facilities by Utilizing Private Funds (Law No. 117, 1999, as amended)) carrying out specified business (provided for in Article 2, Paragraph 2 of such law)

5.	Movables (equipment, fixtures and others that are affixed to real estate constructionally or in use, or assets acquired incidental to the acquisition of real estate, real estate lease rights or surface rights, both of which shall be provided for in the Civil Code).

Article 14	Investment Policy
1.	The Investment Corporation shall principally invest in retail facilities such as inner-city retail buildings, out-of-town shopping centers, roadside shops and others (“Retail Facilities”), either directly or through specified assets principally underlying Retail Facilities.

2.	In order to reduce the effect of risks such as regional economic risk and earthquakes risk which increases by converging to a specific region in locations of Retail Facilities in which the Investment Corporation is to own directly or through specified assets, the Investment Corporation shall regularly review the relevant information and disperse locations of Retail Facilities on the basis of their geographic position.

3.	As a general rule, the Investment Corporation shall lease Retail Facilities, either directly or through specified assets, by entering into a lease contract stipulating a lease of more than 10 years. In addition, the Investment Corporation shall try to secure stable profits by carefully examining the financial position, operating results and industry potential of the lessee.

4.	Notwithstanding the provisions of Paragraph 3 above, the Investment Corporation may take the necessary measures to protect the interests of the unitholders if there is the risk that the interests of the unitholders will be damaged for reasons such as a sudden change in the macro economic information regarding the general economic climate, financial conditions, consumer trends and the real estate market or the economic environment of an investment corporation.

5.	The Investment Corporation shall manage assets so that 75% or more of the total amount of specified assets held by the Investment Corporation is made up of specified real estate (real estate, real estate lease rights or surface rights, or trust beneficiary rights in trust of real estate, real estate lease rights or surface rights from specified assets acquired by the Investment Corporation).

Article 15	Limitations on Investments
The Investment Corporation may invest in real estate described in Article 12, Item (a), only if the asset management company provides in its business method of investment management business that real estate is the type of asset to be managed.

Article 16	Reinvestment of Proceeds
The Investment Corporation may reinvest proceeds from sales of Managed Assets, redemption money on securities, interest, trust dividends, profit distributions from equity interests in silent partnerships and any other proceeds.

Chapter 4 Asset Evaluation

Article 17	Principals for Evaluating Assets
In evaluation of Managed Assets, the Investment Corporation shall comply with a general principal of consistency in order to ensure the reliability of the evaluation results, and carry out its business appropriately and faithfully for the interest of unitholders.

Article 18	Asset Evaluation Record Date
The asset evaluation record date for the Investment Corporation is each accounting settlement day set out in Article 25. However, the record date for securities and other specified assets that can be evaluated using the value based on the market value is the end of every month.

Article 19	Method of and Standards for Asset Evaluation
The method of and standards for asset evaluation of the Investment Corporation are to be determined by the type of Managed Asset, and as follows as a general rule:
(a)	Real estate, real estate lease rights and surface rights

Real estate, real estate lease rights and surface rights are evaluated by subtracting the accumulated depreciation from the acquisition price. The amount of depreciation for buildings and equipment is calculated using the straight line method.

(b)	Trust beneficiary rights in trust of money, real estate, surface rights or real estate lease rights

Real estate, surface rights or real estate lease rights of the trust assets described in Article 12, Item (b) are evaluated following the previous item. Financial assets contained in the trust assets of such trust are evaluated following the generally accepted corporate accounting practices. Trust beneficiary rights are then evaluated by subtracting the total amount of trust liabilities from the total amount of trust assets to obtain the trust net asset value.

(c)	Equity Interests in Silent Partnership on Real Estate

Real estate assets of silent partnerships are evaluated following Item (a) of this Article. Financial assets of silent partnership assets are evaluated following the generally accepted corporate accounting practices. The equity interests in silent partnership are then evaluated by subtracting the total amount of silent partnership liabilities from the total amount of those assets, obtaining the amount equivalent to the Investment Corporation’s equity interest in the net asset value of the silent partnership.

(d)	Securities
(i)	Securities listed on the financial products exchange

Securities listed on the financial products exchange are evaluated by taking the amount calculated based on the closing price on the exchange securities market set up by the financial products exchange.

(ii)	Other Securities

Evaluations are made using the quotation market price as a general rule when it is provided by the financial product dealer. When the quotation market price is not specified, as a general rule the other securities are evaluated, using the evaluation amount that should be submitted according to the evaluation regulations of the Investment Trusts Association, Japan

(e)	Monetary claims

Monetary claims are evaluated by subtracting the allowance for bad debts calculated in accordance with the estimated cost of bad debts from the acquisition price.

(f)	Commercial papers

Commercial papers are evaluated taking the amount obtained by adding the acquisition value to the accrued interest calculated in proportion to the number of days. However, when the credit standing of the issuer has considerably deteriorated, the commercial papers are evaluated by subtracting the allowance for bad debts calculated in accordance with the estimated cost of bad debts from the acquisition value.

(g)	Derivative Transactions

Financial Derivative Transactions are evaluated using a fair value as a general rule. However, hedge accounting applies to transactions recognized as hedge transactions under the generally accepted corporate accounting practices.

(h)	Miscellaneous

If the evaluation of an asset is not set out in the above items, the asset is evaluated as the amount that should be affixed using the Investment Trusts Association, Japan evaluation rules or the generally accepted corporate accounting practices.

Article 20	Value in Securities Registration Statements, Securities Reports and Asset Management Reports
If making evaluations in a way that differs from the methods in Article 19 for the purposes of recording a value in a securities registration statement, securities report and asset management report, evaluations are made in the following way:
(a)	Real estate, real estate lease rights and surface rights

Evaluated as the amount calculated under the capitalization

(b)	Trust beneficiary rights in trust of real estate, surface rights or real estate lease rights and trust beneficiary rights in monetary trusts.

The trust assets which are real estate, surface rights and real estate lease rights are evaluated following the previous Item (a), and with respect to the financial trust assets, after evaluated in accordance with the generally accepted corporate accounting practices, the trust beneficiary rights are evaluated by subtracting the total amount of trust liabilities from the total amount of trust assets to obtain the trust net asset value.

(c)	Equity Interests in Silent Partnership

Real estate, real estate lease rights and surface rights that are assets of equity interests in silent partnerships are evaluated following the previous Item (a). Financial assets of equity interests in silent partnerships are evaluated following the generally accepted corporate accounting practices. The equity interests in the silent partnership are then evaluated by subtracting the total amount of liabilities for equity interests in silent partnerships from the total amount of assets for equity interests in silent partnerships to obtain the net asset value of equity interests in the silent partnership.
Chapter 5 Borrowings and Issuance of Corporate Bonds

Article 21	Borrowings and Issuance of Corporate Bonds
The Investment Corporation may make borrowings from qualified institutional investors (limited to institutional investors specified by Article 67-15, Paragraph 1, item 1, b (2) of the Special Taxation Measures Law (Law No. 26 of 1957, as amended)) described in Article 2, Paragraph 3, item 1 of the Financial Instruments and Exchange Law or issue corporate bonds (including short-term corporate bonds; hereinafter referred to as corporate bonds) in accordance with the basic policy of Article 11. The Investment Corporation shall entrust other parties in accordance with laws and ordinances to carry out business for issuing investment corporation bonds such as underwriting offerings, preparation and maintenance of corporate bond registers (excluding the cases of short-term corporate bonds issued without corporate bond registers), name transfer and issuance, paying interest or redemption money to investment corporation obligees, and receiving requests from investment corporation obligees regarding the exercise of rights or any other proposal from investment corporation obligees.

Article 22	Spending of Borrowings and Corporate Bonds
The Investment Corporation shall spend borrowings and corporate bonds by acquiring assets, making repairs, repaying tenant leasehold deposit and tenant security deposit, paying distributions, paying the Investment Corporation’s expenses or repaying debts (including fulfillment of borrowings and corporate bond debts).

Article 23	Limitation on Borrowings and Issuance of Corporate Bonds
Borrowings and issuance of corporate bonds (including short-term corporate bonds) are limited to one trillion (1,000,000,000,000) yen respectively and the aggregate amount thereof shall not exceed one trillion (1,000,000,000,000) yen.

Article 24	Provision of Collateral
When making borrowings or issuing corporate bonds, the Investment Corporation may offer the Managed Assets as collateral.
Chapter 6 Cash Distributions

Article 25	Accounting Period
The accounting periods of the Investment Corporation end on the last day of February and August each year.

Article 26	Cash Distribution Policies
1.	Distribution of Profits
(a)	Profits are the amount obtained by subtracting the total amount of total equity interest, surplus equity interest and difference in the evaluation amount (total equity interest) from the amount obtained by subtracting the total amount of liabilities from the total amount of assets as of the accounting settlement day (net asset value).

(b)	The Investment Corporation shall distribute all profits to untiholders in cash.
2.	Cash distributions in excess of profits

The Investment Corporation may distribute cash to unitholders until that distribution surpasses the aggregate of the amount of profits and the amount of depreciation to fixed assets appropriated in that calculation period. Any amount distributed to unitholders exceeding profits shall be first deducted from the capital surplus, and the remainder then subtracted from the total unitholders’ capital.

3.	Limitations on distributable amount of cash

When cash distribution is deductible as expenses under the Tax Law, the Investment Corporation shall distribute cash to unitholders in order to fulfill such requirements.

Article 27	Method of Payments of Cash Distribution
The Investment Corporation shall pay cash distributions to unitholders and registered unitholder pledgees recorded on the register of unitholders at the close of the accounting settlement day in proportion to the number of units held. The Investment Corporation shall make that payment within three months of the accounting settlement day after deducting all necessary taxes as a general rule.

Article 28	Limitation of Cash Distribution
The Investment Corporation is relieved of its duty to pay any cash distributions to a unitholder if three full years have passed from the day of commencing payments without paying to the unitholder. No interest will accumulate on any unpaid cash distributions.
Chapter 7 Fees

Article 29	Fees for Asset Management Company
1.	The Investment Corporation shall calculate the asset management fee pursurant to the Asset Management Agreement which it entered into with the asset manager, in accordance with the resolutions of the board of directors, up to 1% per annum of the total amount of assets under management, and shall pay the amount to the asset manager by the day provided in such agreement.

2.	When the Investment Corporation acquires real estate or specified assets principally underlying real estate, the Investment Corporation shall calculate the asset acquirement fee pursurant to the Asset Management Agreement which it entered into with the asset manager, in accordance with the resolutions of the board of directors, up to 2% per annum of the acquired amount of such real estate, or specified assets principally underlying real estate, and shall pay the amount to the asset manager by the day provided in such agreement.

Article 30	Fees for Executive Directors and Supervisory Directors
The Investment Corporation shall pay fees for each executive director on the final business day of each month in an amount set by the board of directors that is no more than 800,000 yen per month. Further, the Investment Corporation shall pay fees for each supervisory director on the final business day of each month in an amount set by the board of directors that is no more than 500,000 yen per month.

Article 31	Fees for Accounting Auditor
The Investment Corporation shall pay fees for the accounting auditor within three months of the accounting settlement day subject to audit in an amount set by the board of directors that is no more than 20 million yen for each accounting settlement day.

Article 32	Expenses
1.	The Investment Corporation bears the taxes relating to the Managed Assets, expenses required for the general administration contractor, asset custodian company and asset management company to handle the business and administration delegated by the Investment Corporation, and interest on or damages for money advanced on behalf of the Investment Corporation by the general administration contractor, asset custodian company and asset management company.

2.	In addition to Article 33.1, the Investment Corporation bears the following expenses:
(a)	Expenses relating to the issue of investment units;

(b)	Expenses relating to the preparation, printing and submission of securities registration statements, securities reports and extraordinary reports;

(c)	Expenses relating to the preparation, printing and delivery of prospectuses and provisional prospectuses;

(d)	Expenses relating to the preparation, printing and delivery of financial statements and asset management reports (including submission expenses for any submission of these documents to regulatory authorities);

(e)	Expenses required for public announcements and advertising of the Investment Corporation;

(f)	Fees and expenses of legal advisers and tax advisers of the Investment Corporation;

(g)	Expenses relating to the holding of general meetings of unitholders and meetings of the board of directors, expenses relating to public announcements, and expenses relating to the preparation, printing and delivery of documents to be sent to unitholders;

(h)	Actual expenses of and money advanced on behalf of the Investment Corporation by executive directors and supervisory directors;

(i)	Expenses relating to the acquisition, maintenance and disposal of Managed Assets (including intermediary fees, maintenance service fees, nonlife insurance premiums, upkeep and repair fees, and utility costs);

(j)	Borrowings and interest on debts of the Investment Corporation;

(k)	Expenses required for the operation of the Investment Corporation;

(l)	Other expenses similar to the above items that are approved by the board of directors.
Chapter 8 Directors and Board of Directors

Article 33	Number of Directors and Composition of the Board of Directors

The Investment Corporation has at least one executive director and at least two supervisory directors (at least a number one more than the number of executive directors), and the directors (means executive directors and supervisor directors; hereinafter the same) compose the board of directors.

Article 34	Appointment of Directors
Directors are appointed by resolution of the general meeting of unitholders.

Article 35	Term of Directors
The term for directors is two years after the appointment. However, the term for directors appointed to fill a vacancy or increase numbers is the same as the remaining term of their predeccors or the directors still in office.

Article 36	Convener and Chair of Meeting of the Board of Directors
1.	Unless otherwise provided by laws and ordinances, meetings of the board of directors are convened and chaired by the executive director if there is one executive director, or by one executive director according to the order predetermined by the board of directors if there are two or more executive directors.

2.	Convocation notices for meetings of the board of directors are issued to all officers at least three days before the date of a meeting of the board of directors. However, the convocation period may be abridged or the convocation procedures may be omitted with the agreement of all directors

Article 37	Method of Resolution of Meeting of the Board of Directors
Unless otherwise provided by laws and ordinances or these Articles of Incorporation, resolutions of a meeting of the board of directors are passed with a majority of those present when a majority of members are present.

Article 38	Minutes of the meetings of the Board of Directors
The minutes of the meetings of the board of directors which describe the outline and the result of the progress of the agenda, and other items provided in laws and ordinances shall be prepared, and executive directors and supervisory directors present shall sign or name and seal such minutes.

Article 39	Exemption of Directors from Liabilities
The Investment Corporation may exempt an director from liability under Article 115-6, Paragraph 1 of the Law Concerning Investment Trusts and Investment Corporations, to the extent permitted by law by resolution of the board of directors in the event that the director has acted in good faith and without gross negligence in the conduct of duties and if exemption is considered particularly necessary in light of the details of the facts giving rise to the liability, the status of the execution of the director’s duties and any other factors.
Chapter 9 General Meetings of Unitholders

Article 40	Frequency of General Meeting of Unitholders
A general meeting of unitholders of the Investment Corporation shall be held within the 23 wards of Tokyo, and unless otherwise provided by laws and ordinances, this meeting shall be convened by an executive director in accordance with the resolution of the board of directors.

Article 41	Convener of General Meeting of Unitholders
Unless otherwise provided by laws and ordinances, general meetings of unitholders are convened by the executive director if there is one executive director, or by one executive director according to the order predetermined by the board of directors if there are two or more executive directors.

Article 42	Chair of General Meeting of Unitholders
The executive director chairs general meetings of unitholders if there is one executive director, and one executive director chairs general meetings of shareholders according to the order predetermined by the board of directors if there are two or more executive directors. If there are no executive directors or all executive directors are unable to do so, one supervisory director chairs the general meeting of unitholders in the order predetermined by the board of directors.

Article 43	Record Date
1.	The Investment Corporation deems the unitholders recorded or registered in the final register of unitholders for the accounting settlement day the unitholders who are entitled to exercise rights at the general meeting of unitholders relating to that convening.

2.	Notwithstanding Article 44.1, the Investment Corporation may, in accordance with a resolution of the board of directors, make an advance public announcement and deem the unitholders recorded or registered in the register of unitholders or the registered investment unit pledgees on a certain date the unitholders or the registered investment unit pledgees who are entitled to exercise their rights.

Article 44	Exercise of Voting Rights by Proxy
When the unitholder exercises voting rights by proxy, such proxy shall be limited to a unitholder with voting rights in the Investment Corporation.

Article 45	Exercise of Voting Rights by Writing
1.	Exercise of voting rights by writing is conducted by the unitholder stating in a document for the exercise of voting rights (the “Voting Rights Exercise Form”) the necessary matters and submitting the completed Voting Rights Exercise Form to the Investment Corporation by the time set out by laws and ordinances.

2.	The number of voting rights exercised by writing is included in the number of voting rights of unitholders present.

Article 46	Exercise of Voting Rights by Electromagnetic Format

1.	Exercise of voting rights by electromagnetic format is conducted by the unitholder providing the Investment Corporation with the information that is required to be stated in the Voting Rights Exercise Form in electromagnetic format by the time set out in laws and regulations, with the consent of the Investment Corporation, in accordance with the provisions of law and ordinances.

2.	The number of voting rights exercised by electromagnetic format is included in the number of voting rights of unitholders present.

Article 47	Method of Resolution of General Meeting of Unitholders
Unless otherwise provided by laws and ordinances or these Articles of Incorporation, resolutions of a general meeting of unitholders are passed with a majority of the voting rights of unitholders present.

Article 48	Deemed Approval
1.	Unitholders who do not attend a general meeting of unitholders and do not exercise voting rights are deemed to approve the proposals for resolution (excluding any proposals with purposes that conflict with each other in the case that multiple proposals are submitted) submitted to the general meeting of unitholders.

2.	The number of voting rights of unitholders deemed to approve the propsals for resolution pursuant to the provisions of Article 41.1 are included in the number of voting rights of unitholders present.

Article 49	Minutes of the General Meetings of Unitholders
The minutes of the General Meetings of Unitholders which describe the outline and the result of the progress of the agenda, and other items provided in laws and ordinances shall be prepared, and the chair person, executive directors and supervisory directors present shall sign or name and seal such minutes.
Appendix
These Articles of Incorporation shall become effective on the day of the enforcement of the Law for Amending the Laws Concerning Central Securities Depository and Book-Entry Transfer of Stock Certificates and Other Securities and Other Laws to Implement Efficient Settlement of Stocks and Other Financial Products (Law No. 88 of 2004)

Exhibit 3
Financial Documents, Asset Management Report, and Statements of Cash Dividends for
Last Fiscal Year of Japan Retail Fund Investment Corporation
I.	Asset Management Report

II.	Balance Sheets

III.	Statements of income

IV.	Statements of changes in unitholders’ equity

V.	Notes to Financial Information

VI.	Statements of Cash Dividends

VII.	Statements of Cash Flows (Additional Information)

I.	ASSET MANAGEMENT REPORT
Outline of asset management operation
1. Operating results and financial position

Fiscal period			11th	12th	13th	14th	15th
			August 31,	February 29,	August 31,	February 28,	August 31,
As of /for the six months ended			2007	2008	2008	2009	2009
Operating revenues	Note 1	(Millions of yen)	18,490	18,708	20,254	20,447	20,503
(Rental revenues)	Note 1	(Millions of yen)	(17,629)	(18,708)	(20,254)	(20,359)	(20,503)
Operating expenses	Note 1	(Millions of yen)	11,082	11,199	12,475	12,563	12,729
(Rental expenses)	Note 1	(Millions of yen)	(9,232)	(9,272)	(10,343)	(10,442)	(10,593)
Operating income		(Millions of yen)	7,408	7,508	7,778	7,883	7,773
Recurring profit		(Millions of yen)	6,409	6,145	6,095	6,040	5,897
Net income	(a)	(Millions of yen)	6,396	6,131	6,080	5,820	5,880
Net assets	(b)	(Millions of yen)	257,160	256,896	256,845	256,584	256,645
(Period-on period change)		(%)	(+0.1)	(-0.1)	(-0.0)	(-0.1)	(+0.0)
Total assets	(c)	(Millions of yen)	488,747	546,831	589,630	578,674	588,500
(Period-on period change)		(%)	(+1.7)	(+11.9)	(+7.8)	(-1.9)	(+1.7)
Unitholders’ capital		(Millions of yen)	250,764	250,764	250,764	250,764	250,764
(Period-on period change)		(%)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)
Number of units issued and outstanding	(d)	(Units)	386,502	386,502	386,502	386,502	386,502
Net asset value per unit	(b)/(d)	(Yen)	665,354	664,670	664,538	663,864	664,020
Dividends	(e)	(Millions of yen)	6,396	6,131	6,080	5,820	5,881
Dividend per unit	(e)/(d)	(Yen)	16,549	15,865	15,733	15,059	15,216
(Profit dividend per unit)		(Yen)	(16,549)	(15,865)	(15,733)	(15,059)	(15,216)
(Dividend per unit in excess of profit)		(Yen)	(-)	(-)	(-)	(-)	(-)
Ratio of recurring profit to total assets	Note 2	(%)	1.3 (2.6)	1.2 (2.4)	1.1 (2.1)	1.0 (2.1)	1.0 (2.0)
Return on unitholders’ equity	Note 2	(%)	2.5 (4.9)	2.4 (4.8)	2.4 (4.7)	2.3 (4.6)	2.3 (4.5)
Ratio of net assets to total assets	(b)/(c)	(%)	52.6	47.0	43.6	44.3	43.6
(Period-on period change)		(%)	(-0.9)	(-5.6)	(-3.4)	(+0.7)	(-0.7)
Payout ratio	(e)/(a)	(%)	100.0	100.0	100.0	100.0	100.0
Additional information:
Rental net operating income (NOI)	Note 2	(Millions of yen)	12,056	13,596	14,668	14,764	14,762
Net profit margin	Note 2	(%)	34.6	32.8	30.0	28.5	28.7
Debt service coverage ratio	Note 2	(Multiple)	11.8	8.9	7.8	7.4	7.5
Funds from operation (FFO) per unit	Note 2	(Yen)	23,790	26,628	28,043	27,374	27,770
FFO multiples	Note 2	(Multiple)	20.1	12.0	8.2	5.8	9.0
Distributable income per unit after adjustment for taxes on property and equipment	Note 3	(Yen)	16,493	15,614	15,495	14,864	15,191
FFO per unit after adjustment for taxes on property and equipment	Note 3	(Yen)	23,734	26,377	27,806	27,179	27,745

Note 1	Consumption tax are not included.

Note 2	Figures are calculated as below formulas. Percentages in parentheses are annualized using 184, 182, 184, 181 and 184 days for 11th, 12th, 13th, 14th and 15th fiscal period, respectively.

Ratio of recurring profit to total assets	Recurring profit/Average total assets

Average total assets = (Total assets at beginning of period + Total assets at end of period) ÷ 2

Return on unitholders’ equity	Net income/Average net assets

Average net assets = (Net assets at beginning of period + Net assets at end of period) ÷ 2

Rental net operating income (NOI)	(Rental revenues - Rental expenses) + Depreciation

Net profit margin	Net income/Operating revenues

Debt service coverage ratio	Net income before interest expenses, amortization of bonds issuance costs and depreciation/Interest expenses

Funds from operation (FFO) per unit	(Net income + Loss on disposal of property - Gain on sales of property + Depreciation + Other depreciation related property)/Number of units issued and outstanding

FFO multiples	Market price per unit at end of period/Annualized FFO per unit

Note 3	The figures indicate pro forma distributable income per unit and pro forma FFO per unit assuming that taxes on property and equipment were not capitalized but charged to income in the periods which were incurred. These figures are unaudited.
2. Outline of asset management operation for the 15th fiscal period
(1) Principal activities
     JRF was established under the Law Concerning Investment Trusts and Investment Corporations of Japan (“the Investment Act”) on September 14, 2001. It was the first investment corporation in Japan to specifically target commercial property assets. It has steadily acquired assets and grown since being listed on the Real Estate Investment Trust Section of the Tokyo Stock Exchange (Stock code: 8953) on March 12, 2002.
     After listing, JRF acquired four properties and began actively managing them. Between then and the end of the 10th Fiscal Period (ended February 28, 2007) we acquired an additional 37 properties, reaching the target we set at the time of listing, which was to have total assets of ¥400 billion within five years. By the end of the 13th Fiscal Period (ended August 31, 2008), we had acquired a further nine properties and disposed of one. Between the 14th and 15th Fiscal Periods, we acquired one property, as scheduled. In addition, we disposed of one property, and acquired one property as part of asset replacement under the medium-term business policy (announced in April 2008). As a result, as of the end of the 15th Fiscal Period (August 31, 2009), we were managing 50 properties (with a net asset value of ¥588.5 billion).
     As of October 14, 2009, JRF has total investments of ¥250.7 billion and 386,502 units issued.
(2) Investment environment and results
     With regard to the real estate market surrounding retail property during the fiscal period under review, the prolonged sluggishness of real estate transactions continued due to a rapid deterioration of the fund-raising environment amid the worldwide credit contraction triggered by the subprime housing loan problem; and more-than-expected fund outflows from the real estate financial market.
     In the retail industry, its business environment remained severe hurt by weak sales at department stores and high-end brand stores owing to a sluggishness in overall consumer spending. An increasing number of large general retailers announced that they would restructure their existing outlets and postpone or temporarily suspend new store openings. Meanwhile, sales of daily necessities, centering on foodstuffs, were relatively steady at the commercial facilities which have excellent marketing areas and convenient access, and are competitive. Given this, the gap between commercial bodies is expected to widen.
     Under such circumstances, JRF introduced the “Crisis Management Scenario” and prioritized the enhancement of its financial structure in the fiscal period under review.

     During the fiscal period under review, JRF acquired in March 2009 G DINING SAPPORO, which it had planned to acquire in the previous fiscal period as an urban retail building, and G-Bldg. Minami Aoyama 01, as an asset to replace JUSCO Chigasaki SC which was disposed of in the previous fiscal period, under the policy of improving portfolio quality in line with the medium-term business policy.
     Looking at the specific assets that JRF holds as income-type assetsNote, rental revenue continued to be very stable supported by long-term lease contracts, mainly master leases, with top quality tenants such as AEON Retail, Ito-Yokado and AEONMALL; and occupancy rates of close to 100%. Meanwhile, with regard to our growth-type assetsNote including Hakata Riverain, Nara Family, Abiko Shopping Plaza, Kyoto Family, Higashi-Totsuka Aurora City, Oyama Yuen Harvest Walk and GYRE, we are continuing to replace tenants and engage in associated renewal and promotional activities, aiming to maximize the potential values of these retail properties.

Note:	Income-type assets are specific assets that are managed with priority given to yielding stable cash flows over the medium and long term. Growth-type assets are specific assets that are managed by giving priority to increasing asset values and cash flows.
(3) Funding
     During the previous fiscal period, JRF increased its commitment line to ¥40.0 billion and took out new long-term loans of ¥11.0 billion, in order to ensure short-term liquidity and extend debt maturities. In the period under review, we also took out new long-term loans of ¥40.0 billion while repaying short-term loans of ¥25.0 billion, and thus we had at our disposal new loans up to the limit of ¥40.0 billion. Besides, we refinanced and partially repaid short-term borrowings. As a result, outstanding debt at the end of the fiscal period under review was ¥154.4 billion, of which ¥96.0 billion was short-term debt and ¥58.3 billion was long-term debt.
     The total balance outstanding on our first through sixth corporate bonds issued until the previous period was ¥100.0 billion as of the end of the period under review.
(4) Results and distributions
     For the fiscal period under review, operating revenue was ¥20,503 million, and operating income was ¥7,773 million, after deducting operating expenses such as fixed property tax, utilities charges, and asset management fees. Recurring profit was ¥5,897 million, and net income was ¥5,880 million.
     The distribution per unit will be ¥15,216. This represents 100% of the profit available for distribution at the end of the period under review, after disregarding amounts less than ¥1 per unit, and after applying the special taxation provisions (Article 67-15 of the Act on Special Measures Concerning Taxation) to adjust the maximum amount of profit for distribution to account for any for losses.

3. Changes in unitholders’ capital
There was no change in unitholders’ capital for the six months ended August 31, 2009. The outline of changes in unitholders’ capital for the previous periods was as follows:

		Number of units issued and		Unitholders’ capital
		outstanding		(Millions of yen)
Date	Capital transaction	Increase	Balance	Increase	Balance	Note
September 14, 2001	Private placement for incorporation	400	400	200	200	Note 1
March 12, 2002	Public offering	52,000	52,400	23,462	23,662	Note 2
March 4, 2003	Public offering	95,000	147,400	47,697	71,360	Note 3
March 26, 2003	Allocation of investment units to a third party	5,102	152,502	2,561	73,921	Note 4
March 2, 2004	Public offering	67,000	219,502	42,267	116,188	Note 5
March 8, 2005	Public offering	56,000	275,502	43,175	159,364	Note 6
March 29, 2005	Allocation of investment units to a third party	4,000	279,502	3,083	162,448	Note 7
September 14, 2005	Public offering	23,000	302,502	19,109	181,557	Note 8
September 21, 2006	Public offering	78,000	380,502	64,263	245,821	Note 9
September 27, 2006	Allocation of investment units to a third party	6,000	386,502	4,943	250,764	Note 10

Note 1	The Investment Corporation was incorporated through private placement at a price of ¥500,000 per unit.

Note 2	New investment units were issued at a price of ¥470,000 per unit (subscription price of ¥451,200 per unit) through a public offering in order to raise funds for acquiring new real property and refund short-term debts.

Note 3	New investment units were issued at a price of ¥521,228 per unit (subscription price of ¥502,080 per unit) through a public offering in order to raise funds for acquiring new real property and refund short-term debts.

Note 4	New investment units were issued at a price of ¥502,080 per unit through the allocation of investment units to a third-party in order to raise funds for acquiring new real property and refund short-term debts.

Note 5	New investment units were issued at a price of ¥654,910 per unit (subscription price of ¥630,852 per unit) through a public offering in order to raise funds for acquiring new real property and refund short-term debts.

Note 6	New investment units were issued at a price of ¥798,700 per unit (subscription price of ¥770,990 per unit) through a public offering in order to raise funds for acquiring new real property and refund short-term debts.

Note 7	New investment units were issued at a price of ¥770,990 per unit through the allocation of investment units to a third party in order to raise funds for acquiring new real property and refund short-term debts.

Note 8	New investment units were issued at a price of ¥861,300 per unit (subscription price of ¥830,850 per unit) through a public offering in order to refund short-term debts.

Note 9	New investment units were issued at a price of ¥852,600 per unit (subscription price of ¥823,890 per unit) through a public offering in order to raise funds for acquiring new real property and refund short-term debts.

Note 10	New investment units were issued at a price of ¥823,890 per unit through the allocation of investment units to a third party in order to raise funds for acquiring new real property and refund short-term debts.

     Fluctuation in market price of the investment securities:
The market price of the investment securities on Tokyo Stock Exchange REIT Market fluctuated during each fiscal period as follows:
(Yen)

Fiscal period	11th	12th	13th	14th	15th
As of /for the six months ended	August 31, 2007	February 29, 2008	August 31, 2008	February 28, 2009	August 31, 2009
Highest price	1,320,000	1,020,000	696,000	506,000	522,000
Lowest price	815,000	600,000	401,000	251,000	302,000
Closing price at end of period	950,000	640,000	455,000	321,000	496,000
4. Dividends
The Investment Corporation decided to distribute all amounts of distributable profit except for fractional distribution per unit less than one yen to achieve maximum deduction of dividends for income tax purposes under the Special Taxation Measures Law of Japan. As a result, dividend per unit amounted to ¥15,216 for the six months ended August 31, 2009.

Fiscal period		11th	12th	13th	14th	15th
As of /for the six months ended		August 31, 2007	February 29, 2008	August 31, 2008	February 28, 2009	August 31, 2009
Net income	(Thousands of yen)	6,396,342	6,131,888	6,080,780	5,820,421	5,880,818
Retained earnings	(Thousands of yen)	150	184	129	217	21
Total dividends	(Thousands of yen)	6,396,221	6,131,854	6,080,835	5,820,333	5,881,014
(Dividend per unit)	(Yen)	(16,549)	(15,865)	(15,733)	(15,059)	(15,216)
Profit dividends	(Thousands of yen)	6,396,221	6,131,854	6,080,835	5,820,333	5,881,014
(Profit dividend per unit)	(Yen)	(16,549)	(15,865)	(15,733)	(15,059)	(15,216)
Unitcapital refunds	(Thousands of yen)	—	—	—	—	—
(Unitcapital refund per unit)	(Yen)	(—)	(—)	(—)	(—)	(—)
5. Management policies and Issues
(1) Outlook for overall operations
     Looking at the domestic macro economy, the risk of a further deterioration appears to have been averted due to a series of economic measures taken by the government. However, consumers are continuing to cut back on spending owing to mounting concern about job security (amid the rising jobless rate and the falling ratio of jobs available to job seekers) and reducing their disposal income.
     The effects of policies to stimulate consumer spending by the new Democratic Party of Japan government are still unclear. However, we think that the success of the economic measures to improve domestic demand will contribute to higher sales of retailers.
     Meanwhile, we believe that since April 2009 the fund-raising environment for the Japan real estate investment trust (J-REIT) has been emerging from the worst situation it has ever faced. In addition, signs of recovery, though moderate, in transaction volume can be seen in the real estate market due to a gradual rise in relatively attractive, potential properties for investment.
(2) Issues confronting JRF

     In the environment described above, JRF decided to basically complete the Crisis Management Scenario that was set up in the previous fiscal period and that prioritizes enhancement of the financial base. This decision was based on its judgment that it had resolved financial issues by borrowing long-term debt and that the environment surrounding the real estate market will not get any worse. Meanwhile, JRF will run its business again in line with the Basic Scenario that was initially set up in the medium-term business policy, while looking for opportunities for growth including external growth. In doing this, we will take into account cautious internal growth strategies and continued conservative financial operations, in light of the ongoing severe retail environment.
      Investment strategy
     In line with its medium-term business policy, JRF will basically replace properties by seizing any opportunities while responding to the situation of the real estate market, upgrade the quality of our existing portfolio, maintain stable distributions and increase distributions over the medium to long term, improve NAV per unit, and look for opportunities to achieve external growth that increases investors’ value.
     ‚ Internal growth strategy
     Under the harsh environment for consumers, which is expected to last for some time, JRF will actively pursue internal growth by implementing only those measures that are likely to be cost effective and sustainable and that are relatively inexpensive, while positioning the measures for making income-type assets into growth-type assets as the key measures.
     ƒ Financial strategy
     JRF will make efficient use of tenant deposits and guarantees (balance of ¥72.8 billion at the end of the 15th Fiscal Period). We will also make use of existing funding, including a total of ¥142.5 billion in unsecured bank loans, ¥40.0 billion in commitment lines, and ¥50.0 billion in commercial paper (all as of the end of the fiscal period under review), while looking at bond issues using the shelf registration system. In addition, we will reduce fund-raising costs by lowering the spread, secure long-term funds in preparation for the redemptions of our bonds worth ¥20.0 billion that will come in February 2010, and maintain and improve the long-term debt ratio through new long-term borrowings.
     We will also continue to implement conservative financial strategies and agile and flexible leverage control so that we can respond to future changes in the financial and economic environments.

6. Subsequent events
Nothing to be noted.

Outline of the Investment Corporation
1. Investment unit

Fiscal period	11th	12th	13th	14th	15th
As of	August 31, 2007	February 29, 2008	August 31, 2008	February 28, 2009	August 31, 2009
Number of units authorized (Units)	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Number of units issued and outstanding (Units)	386,502	386,502	386,502	386,502	386,502
Number of unitholders (People)	10,438	10,447	10,621	10,990	11,052
2. Unitholders
     Major unitholders as of August 31, 2009 were as follows:

			Ratio of number of units
		Number of units	owned to total number of
Name	Address	owned	units issued (Note 1)
		(Units)	(%)
NikkoCiti Trust and Banking Corporation, Trust Account	3-14, Higashi-Shinagawa 2-chome, Shinagawa-ku, Tokyo	31,325	8.10
Trust and Custody Services Bank, Trust Account	Harumi Island Triton Square Office Tower Z, 8-12, Harumi 1-chome, Chuo-ku, Tokyo	27,164	7.02
Japan Trustee Services Bank, Trust Account	8-11, Harumi 1-chome, Chuo-ku, Tokyo	26,146	6.76
Mitsubishi Corporation	3-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo	13,975	3.61
The Government of Singapore Investment Corporation Pte Ltd.	168 ROBINSON ROAD #37-01 CAPITAL TOWER SINGAPORE 068912	13,953	3.61
The Nomura Trust and Banking Co., Ltd., Trust Account	2-2, Otemachi 2-chome, Chiyoda-ku, Tokyo	12,046	3.11
CBLDN STICHTING PGGM DEPOSITORY	UTRECHTSEWEG 91 3702 AA ZEIST, POSTBUS 4004 3700 KA ZEIST, THE NETHERLANDS	11,432	2.95
The Master Trust Bank of Japan, Trust aAccount	11-3, Hamamatsu-cho 2-chome, Minato-ku, Tokyo	10,865	2.81
The Fuji Fire and Marine Insurance Co,. Ltd.	18-11, Minamisenba 1-chome, Chuo-ku, Osaka city, Osaka	10,140	2.62
The Bank of New York, Treaty JASDEC Account	AVENUE DES ARTS, 35 KUNSTLAAN, 1040 BRUSSELS, BELGIUM	7,739	2.00
Total		164,785	42.63
Note 1	Ratio of number of units owned to total number of units issued is calculated by rounding down to the second decimal place.

3. Officers
     (1) Directors and independent auditor

Compensation or fee
for the six months ended
August 31, 2009
Post	Name	Major additional post	(Thousands of yen)
Executive Director	Yorishige Kondo	Professor of Tokyo University of Technology	2,580 (Note 2)
Supervisory Director	Shuichi Namba	Attorney-at-law of Momo-o, matsuo & Namba	1,680 (Note 2)
	Masayoshi Sato	Representative of Sato Accounting Office	1,680 (Note 2)
Independent auditor	PricewaterhouseCoopers Aarata	—	16,000 (Note 2)
Note 1	There is no investment unit of the Investment Corporation held by the Executive Director nor the Supervisory Directors in their own name or that of others. Although Supervisory Directors may have additional post in other company than listed above, there is no conflict of interests between those companies including listed above and the Investment Corporation.
Note 2	Compensation for Directors indicates actual payments, and the fee for the independent auditor indicates estimated fees on an accrual basis.
     (2) Changes in officers
          None
     (3) Policy for dismissal of independent auditor
          The Board of Directors shall decide taking various factors into consideration.
4. Name of asset manager and other administrator

Classification	Name
Asset manager	Mitsubishi Corp. — UBS Realty Inc.
Custodian	Mitsubishi UFJ Trust and Banking Corporation
Agency for unit investment securities transference and administrator regarding special account management	Mitsubishi UFJ Trust and Banking Corporation
General administrator (regarding unit investment securities)	Mitsubishi UFJ Trust and Banking Corporation
General administrator (regarding investment corporation bonds)	The Bank of Tokyo-Mitsubishi UFJ,Ltd.
General administrator (regarding income and other taxes)	Zeirishi-Hojin PricewaterhouseCoopers

Condition of investment assets
1. Composition of assets

		As of February 28, 2009		As of August 31, 2009
		Total of net book		Total of net book
Classification		value	Composition ratio	value	Composition ratio
of assets	Region	(Millions of yen)	(%)	(Millions of yen)	(%)
Real property	Tokyo metropolitan area	5,834	1.0	12,322	2.1
Trust beneficial interest in real property	Tokyo metropolitan area	268,281	46.4	266,487	45.3
	Osaka and Nagoya metropolitan areas	187,831	32.5	186,516	31.7
	Other metropolitan areas	91,672	15.8	93,877	15.9
	Sub-total	547,785	94.7	546,881	92.9
Bank deposits and other assets		25,055	4.3	29,296	5.0
	Total assets	578,674	100.0	588,500	100.0
2. Major property
     The principal properties (top ten properties in net book value) as of August 31, 2009 were as follows:

					Ratio of rental
		Leasable	Leased	Occupancy	revenue to total
	Net book	area	area	ratio	rental revenues
	value	(Note 1)	(Note 2)	(Note 3)	(Note 3)
Name of property	(Millions of yen)	(m2)	(m2)	(%)	(%)	Major use
Higashi-Totsuka Aurora City (trust beneficial interest)	50,599	107,597.69	107,597.69	100.0	6.6	Retail facilities
Nara Family (trust beneficial interest)	31,588	85,000.26	83,640.44	98.4	9.9	Retail facilities
AEON Yachiyo Midorigaoka Shopping Center (trust beneficial interest)	30,364	132,294.48	132,294.48	100.0	3.3	Retail facilities
AEONMALL Tsurumi Leafa (trust beneficial interest)	29,087	138,538.63	138,538.63	100.0	4.4	Retail facilities
8953 Saitama Urawa Building (trust beneficial interest)	26,676	64,236.71	64,236.71	100.0	— (Note 4)	Retail facilities
GYRE (trust beneficial interest)	22,822	4,934.28	4,777.96	96.8	3.3	Retail facilities
AEONMALL Itami Terrace (trust beneficial interest)	20,567	157,904.26	157,904.26	100.0	2.8	Retail facilities
Ario Otori (trust beneficial interest)	19,175	95,135.36	95,135.36	100.0	2.6	Retail facilities
Kawaramachi OPA (trust beneficial interest)	18,821	18,848.20	18,848.20	100.0	1.8	Retail facilities
AEON Sapporo Hassamu Shopping Center (trust beneficial interest)	18,213	102,169.00	102,169.00	100.0	2.8	Retail facilities
Total	267,916	906,658.87	905,142.73	99.8	41.2
Note 1	“Leasable area” means the total leasable area of the building of each property used as stores, offices, etc. indicated in the lease agreement or the plan of such property and it does not include the leasable area of warehouses and land (flat parking lots).
Note 2	“Leased area” means the total leased area of the building of each property used as stores, offices, etc. indicated in the lease agreement and it does not include the leased area of warehouses and land (flat parking lots).
Note 3	“Occupancy ratio” (percentage of leased area against the leasable area at the end of accounting period) and “Ratio of rental revenue to total rental revenues” are calculated by rounding to the nearest first decimal place.
Note 4	Ratio of rental revenue to total rental revenues is undisclosed because the consent from the tenant has not been acquired.

3. Details of property
     The retail facilities as of August 31, 2009 were as follows:

				Appraisal
			Leasable	value at end
			area	of period	Net book
	Location	Form of	(Note 2)	(Note 3)	value
Name of property	(Note 1)	ownership	(m2)	(Millions of yen)	(Millions of yen)
Sendai Nakayama Shopping Center	35-40,57,5 Minami Nakayama 1-chome, Izumi-ku, Sendai-shi, Miyagi	Trust beneficial interest	46,248.96	10,800	9,497
ESPA Kawasaki	1,2 Oda-sakae 2-chome, Kawasaki-ku, Kawasaki-shi, Kanagawa	Trust beneficial interest	65,313.47	13,290	14,775
8953 Osaka Shinsaibashi Building	4-12, Minami Senba 3-chome, Chuo-ku, Osaka-shi, Osaka	Trust beneficial interest	13,666.96	13,800	13,366
Hakata Riverain (Note 4)	3-1, Shimo-Kawabatamachi, Hakata-ku, Fukuoka-shi, Fukuoka	Trust beneficial interest	25,920.12	5,630	6,357
Ito-Yokado Narumi	232, Urasato 3-chome, Midori-ku, Nagoya-shi, Aichi	Trust beneficial interest	50,437.91	5,310	7,769
8953 Minami Aoyama Building	8-5, Minami Aoyama 5-chome, Minato-ku, Tokyo	Trust beneficial interest	1,529.15	5,960	5,331
Nara Family	4-1, Saidaiji-higashimachi 2-chome, Nara-shi, Nara	Trust beneficial interest	85,000.26	32,400	31,588
Abiko Shopping Plaza	11-1, Abiko 4-chome, Abiko-shi, Chiba, etc.	Trust beneficial interest	42,642.44	11,700	10,183
Ito-Yokado Yabashira	15-8, Higurashi 1-chome, Matsudo-shi, Chiba, etc.	Trust beneficial interest	21,308.78	1,830	1,525
Ito-Yokado Kamifukuoka Higashi	1-30, Ohara 2-chome, Fujimino-shi, Saitama	Trust beneficial interest	28,316.18	6,640	6,542
Ito-Yokado Nishikicho	12-1, Nishikicho 1-chome, Warabi-shi, Saitama	Trust beneficial interest	73,438.52	12,200	12,100
8953 Daikanyama Building	35-17, Ebisu-Nishi 1-chome, Shibuya-ku, Tokyo	Trust beneficial interest	599.79	1,290	1,262
8953 Harajuku Face Building	32-5, Jingumae 2-chome, Shibuya-ku, Tokyo	Trust beneficial interest	1,479.10	3,810	2,756
AEONMALL Higashiura	62-1, Aza-toueicho, Oaza-ogawa, Higashiuracho, Chita-gun, Aichi	Trust beneficial interest	129,124.73	9,920	8,325
AEON Kashiihama Shopping Center	12-1, Kashiihama 3-chome, Higashi-ku, Fukuoka-shi, Fukuoka	Trust beneficial interest	109,616.72	13,300	12,743
AEON Sapporo Naebo Shopping Center	1-1, Higashinaebo 2jo 3-chome, Higashi-ku, Sapporo-shi, Hokkaido	Trust beneficial interest	74,625.52	8,560	8,052
GYRE	10-1, Jingumae 5-chome, Shibuya-ku, Tokyo	Trust beneficial interest	4,934.28	25,000	22,822
Esquisse Omotesando Annex	1-17, Jingumae 5-chome, Shibuya-ku, Tokyo	Trust beneficial interest	540.78	1,280	884
Ito-Yokado Tsunashima	8-1, Tsunashima-Nishi 2-chome, Kohoku-ku, Yokohama-shi, Kanagawa	Trust beneficial interest	16,549.50	4,840	4,959
Bic Camera Tachikawa (Note 5)	12-2, Akebonocho 2-chome, Tachikawa-shi, Tokyo	Trust beneficial interest	20,983.43	11,200	11,811
Itabashi SATY	6-1, Tokumaru 2-chome, Itabashi-ku, Tokyo	Trust beneficial interest	72,253.88	12,500	11,920
8953 Kita Aoyama Building	14-8, Kita-Aoyama 3-chome, Minato-ku, Tokyo	Trust beneficial interest	492.69	1,300	985
AEONMALL Yamato	2-6, Shimotsuruma 1-chome, Yamato-shi, Kanagawa	Trust beneficial interest	85,226.68	17,100	16,369
SEIYU Hibarigaoka	9-8, Sumiyoshicho 3-chome, Nishi-Tokyo-shi, Tokyo	Trust beneficial interest	19,070.88	6,910	5,528
Tobata SATY	2-2, Shioi-cho, Tobata-ku, Kita-Kyushu-shi, Fukuoka	Trust beneficial interest	93,258.23	5,820	5,993
JUSCO City Takatsuki	47-2, Haginosho 3-chome, Takatsuki-shi, Osaka	Trust beneficial interest	77,267.23	9,600	11,095
8953 Jiyugaoka Building	9-17, Jiyugaoka 2-chome, Meguro-ku, Tokyo, etc.	Trust beneficial interest	1,814.15	3,091	2,633
JUSCO City Yagoto	2-1, Ishizaka, Kojimachi-aza, Showa-ku, Nagoya-shi, Aichi	Trust beneficial interest	63,778.44	3,570	3,767
JUSCO Naha	10-2, Kanagusuku 5-chome, Naha-shi, Okinawa	Trust beneficial interest	79,090.48	10,100	10,904
Cheers Ginza	9-5, Ginza 5-chome, Chuo-ku, Tokyo	Trust beneficial interest	1,686.58	3,750	4,120
JUSCO City Nishi-Otsu	11-1, Ohjigaoka 3-chome, Otsu-shi, Shiga	Trust beneficial interest	62,717.26	10,700	13,132
Kyoto Family	1-1, Ikejiricho, Yamanouchi, Ukyo-ku, Kyoto-shi, Kyoto	Trust beneficial interest	25,606.48	5,660	5,342
Higashi-Totsuka Aurora City	535-1, 536-1, 537-1, 9 Shinanocho, Totsuka-ku, Yokohama-shi, Kanagawa	Trust beneficial interest	107,597.69	40,000	50,599
Omiya SATY	574-1, Kushibikicho 2-chome, Kita-ku, Saitama-shi, Saitama	Trust beneficial interest	75,344.90	5,840	6,188
Loc City Ogaki	233-1, Nakashima, Mitsuzukacho, Ogaki-shi, Gifu etc.	Trust beneficial interest	57,500.35	4,180	4,476
Kawaramachi OPA	385 Komeyacho, Shijo-agaru, Kawaramachi-dori, Nakagyo-ku, Kyoto-shi, Kyoto	Trust beneficial interest	18,848.20	15,600	18,821
AEON Ueda Shopping Center	12-18, Tsuneda 2-chome, Ueda-shi, Nagano	Trust beneficial interest	61,349.07	7,850	9,222
AEONMALL Tsurumi Leafa	17-1, Tsurumi 4-chome, Tsurumi-ku, Osaka-shi, Osaka	Trust beneficial interest	138,538.63	25,200	29,087

				Appraisal
			Leasable	value at end
			area	of period	Net book
	Location	Form of	(Note 2)	(Note 3)	value
Name of property	(Note 1)	ownership	(m2)	(Millions of yen)	(Millions of yen)
AEONMALL Itami Terrace	1-1, Fujinoki 1-chome, Itami-shi, Hyogo	Trust beneficial interest	157,904.26	17,700	20,567
Ito-Yokado Yotsukaido (Note 6)	5, Chuo, Yotsukaido-shi, Chiba	Trust beneficial interest	59,207.19	10,200	13,805
Oyama Yuen Harvest Walk	1457 Oaza-Kizawa, Oyama-shi, Tochigi	Trust beneficial interest	58,767.20	6,820	9,947
AEON Yachiyo Midorigaoka Shopping Center	1-3, Midorigaoka 2-chome, Yachiyo-shi, Chiba	Trust beneficial interest	132,294.48	22,600	30,364
8953 Jingumae6 Building	28-3, Jingumae 6-chome, Shibuya-ku, Tokyo	Real property	670.43	2,450	2,395
8953 Saitama Urawa Building	11-1, Higashitakasago-cho, Urawa-ku, Saitama-shi, Saitama	Trust beneficial interest	64,236.71	25,900	26,676
AEON Sapporo Hassamu Shopping Center	1-1, Hassamu 8jo 12-chome, Nishi-ku, Sapporo-shi, Hokkaido	Trust beneficial interest	102,169.00	16,200	18,213
Ario Otori	199-12, Otori Minami-cho 3-cho, Nishi-ku, Sakai-shi, Osaka etc.	Trust beneficial interest	95,135.36	15,100	19,175
G-Bldg. Jingumae01	21-5, Jingumae 4-chome, Shibuya-ku, Tokyo	Real property	555.75	3,570	3,432
G-Bldg. Jingumae02	9-9, Jingumae 4-chome, Shibuya-ku, Tokyo	Trust beneficial interest	426.29	1,780	2,337
G DINING SAPPORO	2-2, 1-9, 2-1, 2-3, 3-3, Minami 3jo Nishi 3-chome, Chuo-ku, Sapporo-shi, Hokkaido	Trust beneficial interest	5,271.93	2,690	2,946
G-Bldg. Minami Aoyama 01	4-48, Minami Aoyama 5-chome, Minato-ku, Tokyo	Real property	922.30	5,440	6,494

Total			2,531,279.32	517,981	559,203

Note 1	“Location” means the residence indication or the location indicated in the land registry book.

Note 2	“Leasable area” means the total leasable area of the building of each property used as stores, offices, etc. indicated in the lease agreement or the plan of such property and it does not include the leasable area of warehouses and land (flat parking lots).

Note 3	“Appraisal value at end of period” shows the value appraised or researched by the real estate appraiser (CB Richard Ellis K.K., Daiwa Real Estate Appraisal Co., Ltd., Japan Real Estate Institute and Tanizawa Sôgô Appraisal Co., Ltd.) in accordance with the methods and standard of assets valuation as stipulated in the Articles of Incorporation of the Investment Corporation as well as the regulations as stipulated by The Investment Trusts Association, Japan.

Note 4	Although the Investment Corporation owns 50% of the share of quasi-co-ownership in respect of Hakata Riverain after the partial sale of its ownership interest on August 1, 2007, the leasable area above shows the total area of the property.

Note 5	The appraisal value of Bic Camera Tachikawa was appraised taking no account of a probable construction for earthquake-resistant. “Appraisal value at end of period” may differ from the amount shown in above table due to expenditures on such construction.

Note 6	It was announced that the location of Ito-Yokado Yotsukaido was relocated on September 11, 2009.
Operating results of each retail facility for the six months ended February 28, 2009 and August 31, 2009 were as follows:

	For the six months ended
	February 28, 2009				August 31, 2009
				Ratio of rental				Ratio of rental
		Occupancy		revenue to total				revenue to total
	Number	ratio	Rental	rental revenues	Number	Occupancy ratio		rental revenues
	of tenants	(Note 2)	revenues	(Note 2)	of tenants	(Note 2)	Rental revenues	(Note 2)
Name of property	(Note 1)	(%)	(Millions of yen)	(%)	(Note 1)	(%)	(Millions of yen)	(%)
Sendai Nakayama Shopping Center	2	100.0	446	2.2	2	100.0	450	2.2
ESPA Kawasaki	5	100.0	492	2.4	5	100.0	492	2.4
8953 Osaka Shinsaibashi Building	1	100.0	407	2.0	1	100.0	407	2.0
JUSCO Chigasaki Shopping Center (Note 3)	—	—	193	1.0	—	—	—	—
Hakata Riverain	66	92.1	510	2.5	73	87.8	866	4.2
Ito-Yokado Narumi	1	100.0	264	1.3	1	100.0	264	1.3

	For the six months ended
	February 28, 2009				August 31, 2009
				Ratio of rental				Ratio of rental
		Occupancy		revenue to total				revenue to total
	Number	ratio	Rental	rental revenues	Number	Occupancy ratio		rental revenues
	of tenants	(Note 2)	revenues	(Note 2)	of tenants	(Note 2)	Rental revenues	(Note 2)
Name of property	(Note 1)	(%)	(Millions of yen)	(%)	(Note 1)	(%)	(Millions of yen)	(%)
8953 Minami Aoyama Building	3	89.7	151	0.7	3	90.4	153	0.8
Nara Family	94	96.6	2,145	10.5	122	98.4	2,035	9.9
Abiko Shopping Plaza	53	99.5	746	3.7	54	99.9	687	3.4
Ito-Yokado Yabashira	1	100.0	78	0.4	1	100.0	78	0.4
Ito-Yokado Kamifukuoka Higashi	1	100.0	256	1.3	1	100.0	256	1.3
Ito-Yokado Nishikicho	1	100.0	444	2.2	1	100.0	444	2.2
8953 Daikanyama Building	1	33.5	16	0.1	2	100.0	20	0.1
8953 Harajuku Face Building	4	100.0	105	0.5	4	100.0	104	0.5
AEONMALL Higashiura	1	100.0	467	2.3	1	100.0	479	2.3
AEON Kashiihama Shopping Center	1	100.0	477	2.3	1	100.0	477	2.3
AEON Sapporo Naebo Shopping Center	1	100.0	378	1.9	1	100.0	378	1.9
GYRE	17	100.0	630	3.1	16	96.8	679	3.3
Esquisse Omotesando Annex	2	100.0	33	0.2	2	100.0	34	0.2
Ito-Yokado Tsunashima	1	100.0	180	0.9	1	100.0	180	0.9
Bic Camera Tachikawa	2	100.0	390	1.9	2	100.0	389	1.9
Itabashi SATY	1	100.0	663	3.3	1	100.0	657	3.2
8953 Kita Aoyama Building	2	100.0	34	0.2	2	100.0	34	0.2
AEONMALL Yamato	1	100.0	534	2.6	1	100.0	534	2.6
SEIYU Hibarigaoka	1	100.0	261	1.3	1	100.0	261	1.3
Tobata SATY	1	100.0	315	1.5	1	100.0	315	1.5
JUSCO City Takatsuki	1	100.0	413	2.0	1	100.0	413	2.0
8953 Jiyugaoka Building	11	100.0	91	0.4	11	100.0	90	0.4
JUSCO City Yagoto	2	100.0	164	0.8	2	100.0	164	0.8
JUSCO Naha	1	100.0	388	1.9	1	100.0	395	1.9
Cheers Ginza	9	100.0	100	0.5	9	100.0	109	0.5
JUSCO City Nishi-Otsu	1	100.0	375	1.8	1	100.0	375	1.8
Kyoto Family	61	97.6	641	3.2	60	97.5	636	3.1
Higashi-Totsuka Aurora City	4	100.0	1,356	6.7	4	100.0	1,357	6.6
Omiya SATY	1	100.0	209	1.0	1	100.0	202	1.0
Loc City Ogaki	1	100.0	333	1.6	1	100.0	330	1.6
Kawaramachi OPA	1	100.0	363	1.8	1	100.0	363	1.8
AEON Ueda Shopping Center	1	100.0	297	1.5	1	100.0	297	1.5
AEONMALL Tsurumi Leafa	1	100.0	889	4.4	1	100.0	891	4.4
AEONMALL Itami Terrace	1	100.0	573	2.8	1	100.0	579	2.8
Ito-Yokado Yotsukaido	1	100.0	290	1.4	1	100.0	290	1.4
Oyama Yuen Harvest Walk	1	100.0	568	2.8	1	100.0	557	2.7
AEON Yachiyo Midorigaoka Shopping Center	1	100.0	684	3.4	1	100.0	684	3.3
8953 Jingumae6 Building	4	100.0	62	0.3	4	100.0	62	0.3
8953 Saitama Urawa Building	1	100.0	—(Note 4)	—(Note 4)	1	100.0	—(Note 4)	—(Note 4)

	For the six months ended
	February 28, 2009				August 31, 2009
				Ratio of rental				Ratio of rental
		Occupancy		revenue to total				revenue to total
	Number	ratio	Rental	rental revenues	Number	Occupancy ratio		rental revenues
	of tenants	(Note 2)	revenues	(Note 2)	of tenants	(Note 2)	Rental revenues	(Note 2)
Name of property	(Note 1)	(%)	(Millions of yen)	(%)	(Note 1)	(%)	(Millions of yen)	(%)
AEON Sapporo Hassamu Shopping Center	1	100.0	577	2.8	1	100.0	577	2.8
Ario Otori	1	100.0	490	2.4	1	100.0	541	2.6
G-Bldg. Jingumae01	2	100.0	82	0.4	2	100.0	82	0.4
G-Bldg. Jingumae02	1	34.3	19	0.1	2	69.9	19	0.1
G DINING SAPPORO	—	—	—	—	1	100.0	35	0.2
G-Bldg. Minami Aoyama 01	—	—	—	—	0	0.0	0	0.0

Total	373	99.7	20,359	100.0	410	99.7	20,503	100.0

Note 1	“Numbers of tenants” is based upon the numbers of the lease agreements of the buildings of each such property used as stores, offices, etc.

Note 2	“Occupancy ratio” (percentage of leased area against the leasable area at the end of accounting period) and “Ratio of rental revenue to total rental revenues” are calculated by rounding to the nearest first decimal place.

Note 3	JUSCO Chigasaki Shopping Center was sold on January 8, 2009.

Note 4	Rental revenue is undisclosed because the consent from the tenant has not been acquired.
4. Other assets
Real property and trust beneficial interests in real property are included the above table. There was no other significant specified asset as of August 31, 2009.

Capital expenditures for property
1. Schedule of capital expenditures
The significant plan for capital expenditures on property maintenance as of August 31, 2009 was as below. The amounts of estimated cost shown in the below table are including expenses which will be charged to income.

				Estimated cost (millions of yen)
					Advanced payment
					Payment for the six	Total of
			Scheduled term for		months ended	advanced
Name of property	Location	Purpose	maintenance	Total	August 31, 2009	payment
Nara Family	Nara-shi, Nara	Renewal of surrounding road	August 2009 to September 2009	17	—	—
Hakata Riverain (Note 1)	Fukuoka-shi, Fukuoka	Saving-energy	January 2010	15	—	—
Kawaramachi OPA	Kyoto-shi, Kyoto	Renewal of air conditioner	January 2010	14	—	—
Bic Camera Tachikawa	Tachikawa-shi, Tokyo	Changing parts of parking tower	January 2010	11

Note 1	The capital expenditure of Hakata Riverain indicates 50% portion of the total capital expenditures corresponding to the share of quasi-co-ownership.
2. Capital expenditures for the six months ended August 31, 2009
Maintenance expenditures on property for the six months ended August 31, 2009 were totaling to ¥978 million consisting of ¥926 million of capital expenditures stated as below and ¥51 million of repair and maintenance expenses charged to income.

				Capital expenditures
Name of property	Location	Purpose	Term for maintenance	(Millions of yen)
Nara Family	Nara-shi, Nara	Renewal cunstruction	February 2009 to April 2009	352
JUSCO Naha	Naha-shi, Okinawa	Renewal of air conditioner	December 2008 to March 2009	287
Oyama Yuen Harvest Walk	Oyama-shi, Tochigi	Construction for a tenant	April 2009 to May 2009	27
Higashi-Totsuka Aurora City	Yokohama-shi, Kanagawa	Renewal of lighting equipment at parking	April 2009 to June 2009	20
GYRE	Shibuya-ku, Tokyo	Construction for a tenant	June 2009 to July 2009	12
Others	—	—	—	227

Total				926

3. Reserved funds for long-term maintenance plan
The Investment Corporation has reserved funds as below to appropriate for future expenditures on large-scale maintenance based on a long-term maintenance plan.

(Millions of yen)

Fiscal period	11th	12th	13th	14th	15th
As of /for the six months ended	August 31, 2007	February 29, 2008	August 31, 2008	February 28, 2009	August 31, 2009
Reserved funds at beginning of period	292	327	362	366	319
Increase	35	35	3	3	64
Decrease	1	—	—	(Note 2) 51	—
Reserved funds at end of period	327	362	366	319	384

Note 1	The amounts include funds reserved in trust which the Investment Corporation succeeded from a former owner through a purchase of trust beneficiary interests.

Note 2	The funds decreased due to a sale of JUSCO Chigasaki Shopping Center.

Condition of expenses and liabilities
1. Details of asset management expenses
(Thousands of yen)

	14th fiscal period	15th fiscal period
	For the six months ended	For the six months ended
Item	February 28, 2009	August 31, 2009
Asset management fees	1,738,143	1,779,036
Custodian fees	86,457	87,853
General administration fees	145,062	144,300
Compensation for Directors	5,940	5,940
Other operating expenses	145,452	119,017

Total	2,121,055	2,136,147

2. Borrowings
Borrowings as of August 31, 2009 were as follows:

			Balance as of		Average
			February	August	interest
		Borrowing	28, 2009	31, 2009	rate		Repayment
	Name of lender	Date	(Millions of yen)	(Millions of yen)	(Note 1)	Due date	method	Use	Remarks
Short-term	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	March 31, 2008	6,423	—	1.0	March 31, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mitsubishi UFJ Trust and Banking Corporation		5,447	—
	The Sumitomo Trust and Banking Co., Ltd.		4,329	—
	The Chugoku Bank, Ltd.	March 31, 2008	2,800	—	1.0	March 31, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	May 1, 2008	9,119	—	0.9	May 1, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mitsubishi UFJ Trust and Banking Corporation		7,733	—
	The Sumitomo Trust and Banking Co., Ltd.		6,146	—
	Mizuho Corporate Bank, Ltd.	August 29, 2008	1,000	—	0.9	August 28, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	August 29, 2008	5,000	—	0.9	August 28, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mitsubishi UFJ Trust and Banking Corporation		4,500	—
	The Sumitomo Trust and Banking Co., Ltd.		3,500	—
	The Bank of Fukuoka, Ltd.	December 19, 2008	3,000	—	1.0	June 19, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	The Chugoku Bank, Ltd.	December 19, 2008	2,200	—	1.0	June 19, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	December 24, 2008	11,875	—	0.9	December 24, 2009 (Note 3)	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mitsubishi UFJ Trust and Banking Corporation		7,500	—
	The Sumitomo Trust and Banking Co., Ltd.		5,625	—
	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	September 4, 2008	3,875	3,875	0.9	September 4, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mitsubishi UFJ Trust and Banking Corporation		3,487	3,487
	The Sumitomo Trust and Banking Co., Ltd.		2,712	2,712
	Sumitomo Mitsui Banking Corporation	September 4, 2008	7,470	7,470	1.1	September 4, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mizuho Corporate Bank, Ltd.	October 17, 2008	5,000	5,000	0.9	October 16, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	October 31, 2008	3,143	3,143	1.0	October 30, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mitsubishi UFJ Trust and Banking Corporation		2,714	2,714
	The Sumitomo Trust and Banking Co., Ltd.		2,143	2,143

			Balance as of		Average
			February	August	interest
		Borrowing	28, 2009	31, 2009	rate		Repayment
	Name of lender	Date	(Millions of yen)	(Millions of yen)	(Note 1)	Due date	method	Use	Remarks
Short- term	Sumitomo Mitsui Banking Corporation	November 28, 2008	2,530	2,530	1.1	November 27, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mizuho Corporate Bank, Ltd.	March 3, 2009	—	2,000	1.3	March 3, 2010	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	The Chugoku Bank, Ltd.	March 31, 2009	—	2,800	1.1	September 30, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	March 31, 2009	—	6,343	1.2	March 31, 2010	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mitsubishi UFJ Trust and Banking Corporation		—	5,380
	The Sumitomo Trust and Banking Co., Ltd.		—	4,276
	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	May 1, 2009	—	9,119	1.1	April 30, 2010	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mitsubishi UFJ Trust and Banking Corporation		—	7,733
	The Sumitomo Trust and Banking Co., Ltd.		—	6,146
	The Bank of Fukuoka, Ltd.	June 19, 2009	—	3,000	0.8	September 18, 2009	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	The Chugoku Bank, Ltd.	June 19, 2009	—	2,200	1.0	June 18, 2010	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mizuho Corporate Bank, Ltd.	August 28, 2009	—	1,000	1.0	August 27, 2010	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	August 28, 2009	—	5,000	0.8	August 27, 2010	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	Mitsubishi UFJ Trust and Banking Corporation		—	4,500
	The Sumitomo Trust and Banking Co., Ltd.		—	3,500

	Sub-total		119,275	96,075

Long- term	Nippon Life Insurance Company (Note 2)	March 31, 2004	5,000	—	1.3	March 31, 2009	Lump sum	Note 8	Unsecured and unguaranteed
	Aozora Bank, Ltd.	August 29, 2008	7,400	7,400	1.3	August 29, 2013	Lump sum (Note 4)	Note 8	Unsecured and unguaranteed
	The Shinkumi Federation Bank	September 30, 2008	3,000	3,000	1.2	September 30, 2010	Lump sum	Note 9	Unsecured and unguaranteed
	Mitsui Sumitomo Insurance, Co., Ltd.	September 30, 2008	1,000	1,000	1.2	September 30, 2010	Lump sum	Note 9	Unsecured and unguaranteed
	Mizuho Corporate Bank, Ltd.	September 30, 2008	3,000	3,000	1.2	September 30, 2011	Lump sum	Note 9	Unsecured and unguaranteed
	Saitama Resona Bank, Limited	September 30, 2008	1,000	1,000	1.2	September 30, 2011	Lump sum	Note 9	Unsecured and unguaranteed
	Development Bank of Japan Inc	September 30, 2008	3,000	3,000	1.3	September 30, 2013	Lump sum	Note 9	Unsecured and unguaranteed
	Development Bank of Japan Inc	March 30, 2009	—	4,950	1.6	March 30, 2014	Note 5	Note 9	Unsecured and unguaranteed
	Development Bank of Japan Inc	July 30, 2009	—	15,000	1.8	July 30, 2016	Note 6	Note 9	Unsecured and unguaranteed
	Development Bank of Japan Inc	July 30, 2009	—	20,000	2.2	July 30, 2018	Note 7	Note 9	Unsecured and unguaranteed

	Sub-total		23,400	58,350

Total			142,675	154,425

Note 1	The average interest rate indicates a weighted average of interest rates, rounded to the first decimal place.

Note 2	The balances were shown as current portion of long-term borrowings in balance sheets as of February 28, 2009.

Note 3	The Investment Corporation had repaid ¥25,000 million on July 31, 2009 in advance of due date.

Note 4	The Investment Corporation may repay all or part of principal of the long-term borrowing on interest payment date.

Note 5	The principal is repaid on each interest payment date at an amount corresponding to 4% of the initial principal (¥5,000 million) per year, and the remaining balance is repaid on due date. The interest payment date is June 30, 2009 at first, and thereafter the 30th of March, June, September and December, and due date. The balance as of August 31, 2009, includes ¥200 million of current portion of long-term borrowings.

Note 6	The principal is repaid on each interest payment date at an amount corresponding to 4% of the initial principal (¥15,000 million) per year, and the remaining balance is repaid on due date. The interest payment date is September 30, 2009 at first, and thereafter the 30th of March, June, September and December, and due date. The balance as of August 31, 2009, includes ¥550 million of current portion of long-term borrowings.

Note 7	The principal is repaid on each interest payment date at an amount corresponding to 4% of the initial principal (¥20,000 million) per year, and the remaining balance is repaid on due date. The interest payment date is September 30, 2009 at first, and thereafter the 30th of March, June, September and December, and due date. The balance as of August 31, 2009, includes ¥734 million of current portion of long-term borrowings.

Note 8	The funds were mainly appropriated to purchasing real property or trust beneficiary interests in real property and repayment of borrowings or tenant guarantee deposits.

Note 9	The funds were mainly appropriated to repayment of borrowings.
3. Investment corporation bonds

		Balance as of
		February	August	Interest
		28, 2009	31, 2009	rate		Repayment
Name of lender	Issuance date	(Millions of yen)	(Millions of yen)	(Note 1)	Maturity date	method	Use	Remarks
First series unsecured investment corporation bonds (Note 1)	February 9, 2005	20,000	20,000	0.74	February 9, 2010	Lump sum (Note 2)	Note 3	Unsecured and unguaranteed
Second series unsecured investment corporation bonds	February 9, 2005	15,000	15,000	1.73	February 9, 2015	Lump sum (Note 2)	Note 3	Unsecured and unguaranteed
Third series unsecured investment corporation bonds	February 22, 2006	10,000	10,000	2.02	February 22, 2016	Lump sum (Note 2)	Note 3	Unsecured and unguaranteed
Fourth series unsecured investment corporation bonds	December 22, 2006	20,000	20,000	1.60	December 22, 2011	Lump sum (Note 2)	Note 3	Unsecured and unguaranteed
Fifth series unsecured investment corporation bonds	May 23, 2007	20,000	20,000	1.60	May 23, 2012	Lump sum (Note 2)	Note 3	Unsecured and unguaranteed
Sixth series unsecured investment corporation bonds	May 23, 2007	15,000	15,000	2.17	May 23, 2017	Lump sum (Note 2)	Note 3	Unsecured and unguaranteed

Total		100,000	100,000

Note 1	The balances are shown as current portion of long-term bonds issued in balance sheets.

Note 2	The Investment Corporation may repurchase bonds at any time on or after the next day of issuance except for the case that transferring term is otherwise limited.

Note 3	The funds were appropriated to repayment of borrowings or working capital.
4. Short-term investment corporation bonds
None

Condition of investment transactions
1. Transactions of property and asset-backed securities

	Acquisition		Disposal
		Acquisition cost		Disposal		Gain (loss) on
	Date of	(Note 1)		amount	Net book value	disposal
Name of real property	acquisition	(Millions of yen)	Date of disposal	(Millions of yen)	(Millions of yen)	(Millions of yen)
G DINING SAPPORO	March 3, 2009	2,750
G-Bldg. Minami Aoyama 01	March 26, 2009	6,430
Total	—	9,180	—	—	—	—
Note 1	The acquisition cost indicates contracted amount of property in purchase agreement excluding related expenses (brokerage fee, taxes, etc.).
2. Transactions of other assets
     Other assets than property or asset-backed securities are mainly bank deposits and bank deposits in trust.
3. Researched value of specified assets
     (1) Property

				(Millions of yen)
			Acquisition cost/
Acquisition/		Date of	Disposal amount	Researched value
Disposal	Name of property	acquisition/disposal	(Note 1)	(Note 2)
Acquisition	G DINING SAPPORO	March 3, 2009	2,750	2,820
Acquisition	G-Bldg. Minami Aoyama 01	March 26, 2009	6,430	6,430
Note 1	The acquisition cost indicates contracted amount of property in purchase agreement excluding related expenses (brokerage fee, taxes, etc.).

Note 2	The researched value was reported by PricewaterhouseCoopers Aarata in accordance with the Japan Institute of Certified Public Accountants Industrial Audit Committee Report No. 23, “Research for Specified Assets Value held by Investment Trusts and Investment Corporations”. The report includes necessary information to specify property, such as location.
4. Transactions with interested parties or major shareholders
     (1) Outline of specified assets transactions

Acquisition cost / Disposal amount
Classification	Acquisition cost (Note 2)	Disposal amount
Total amount	¥9,180,000 thousand	—
	Acquisition cost from interested parties	Disposal amount to interested parties
	¥6,430,000 thousand (70%)	—
Breakdown for transactions with interested parties
Mitsubishi Corporation	¥6,430,000 thousand (70%)	—
Total	¥6,430,000 thousand (70%)	—

     (2) Amounts of fees paid and other expenses

				(Thousands of yen)
		Transactions with interested parties or major shareholders
	Total amounts		Amount of	(B) / (A)
Classification	(A)	Name of counter party	payment (B)	(%)
Fees on acquisition or disposal service (Note 4)	185,167	Mitsubishi Corporation	15,850	8.6
Facility management fees	832,362	Mitsubishi UFJ Lease & Finance Company Limited	4,163	0.5
Utilities costs	694,337	Japan Facility Solutions, Inc.	14,883	2.1
Other rental expenses	355,982	Mitsubishi Shoji & Sun Co., Ltd.	456	0.1
		Mitsubishi Corporation	223	0.1
		Kentucky Fried Chicken Japan, Ltd.	24	0.0
		Mitsubishi UFJ Lease & FinanceCompany Limited	1	0.0
Other operating expenses	119,017	Mitsubishi Corporation	283	0.2
Note 1	“Interested parties” means the interested parties related with the asset management company of the Investment Corporation as prescribed under Article 123 of the Enforcement Ordinances of the Law Concerning Investment Trusts and Investment Corporations of Japan and Article 26, Item 27 of the Regulations for Management Reports by Investment Trusts and Investment Corporations of the Investment Trusts Association, Japan. “Major shareholders” means the major shareholders of the asset management company as defined in Article 29-4, Paragraph 2 of the Financial Instrument and Exchange Law.

Note 2	The acquisition cost indicates contracted amount of property in purchase agreement.

Note 3	Percentages in parentheses indicate ratio of each amount to the total amount of acquisition cost or disposal amount.

Note 4	The ¥15,850 thousand of fees on acquisition service paid to Mitsubishi Corporation is capitalized as a cost of the property.
5. Transactions with asset manager relating to other business than asset management
The asset manager, Mitsubishi Corp. — UBS Realty Inc., is never engaged in dual-business of first-type and second-type financial instruments business under the Financial Instruments and Exchange Law, realty business and real estate special joint business, so that there is no transaction with the asset manager relating to other business than asset management.

Financial information
1. Financial position and operating results
Please refer to accompanying balance sheets, statements of income, statement of changes in unitholders’ equity, notes to financial information and statements of cash dividends.
2. Changes in depreciation method
     None
3. Changes in valuation method of real property
     None

Other information
1. Investment units held by the asset manager
     Investment units held by the asset manager (Mitsubishi Corp. — UBS Realty Inc.) were as follows:
     (1) Transactions of investment units held by the asset manager

	Number of units
	purchased	Number of units sold	Number of units held
Date	(Units)	(Units)	(Units)
March 2, 2004	200	—	600
March 8, 2005	100	—	700
September 21, 2006	100	—	800
Accumulated number	400	—	800
     (2) Number of investment units held by the asset manager

			Ratio of number of
	Number of units	Aggregated value of	units held to
	held at end of	units held at end	number of units
	period	of period (Note)	issued and
	(Units)	(Thousands of yen)	outstanding
The 6th fiscal period (September 1, 2004 to February 28, 2005)	600	489,000	0.3%
The 7th fiscal period (March 1, 2005 to August 31, 2005)	700	633,500	0.3%
The 8th fiscal period (September 1, 2005 to February 28, 2006)	700	637,000	0.2%
The 9th fiscal period (March 1, 2006 to August 31, 2006)	700	592,900	0.2%
The 10th fiscal period (September 1, 2006 to February 28, 2007)	800	880,000	0.2%
The 11th fiscal period (March 1, 2007 to August 31, 2007)	800	760,000	0.2%
The 12th fiscal period (September 1, 2007 to February 29, 2008)	800	512,000	0.2%
The 13th fiscal period (March 1, 2008 to August 31, 2008)	800	364,000	0.2%
The 14th fiscal period (September 1, 2008 to February 28, 2009)	800	256,800	0.2%
The 15th fiscal period (March 1, 2009 to August 31, 2009)	800	396,800	0.2%
Note	“Aggregated value of units held at end of period” is calculated by market price of the investment securities on Tokyo Stock Exchange REIT Market at end of period.

2. Notice
There was no execution or renewal of significant agreement that required the approval of the Board of Directors of the Investment Corporation for the six months ended August 31, 2009.
3. Other
Figures less than unit indicated in each statement have been rounded down for amounts and rounded for ratio unless otherwise indicated in this presentation.

II. Balance sheets

	As of
	February 28, 2009	August 31, 2009
	Thousands of yen	Thousands of yen

Assets
Current Assets:
Cash and bank deposits	8,822,517	13,352,971
Cash and bank deposits in trust	10,480,841	9,569,463
Rental receivables	922,711	839,798
Consumption tax refundable	—	14,758
Other current assets	524,829	696,370

Total current assets	20,750,899	24,473,361

Fixed Assets (Note 2):
Property and equipment:
Buildings	398,910	805,797
Accumulated depreciation	(12,777)	(25,316)

Buildings, net	386,132	780,481

Building improvements	11,503	32,435
Accumulated depreciation	(426)	(1,034)

Building improvements, net	11,077	31,400

Furniture and fixtures	3,838	5,879
Accumulated depreciation	(374)	(645)

Furniture and fixtures, net	3,464	5,233

Land	5,433,573	11,485,520
Buildings in trust	236,820,826	239,725,795
Accumulated depreciation	(28,232,306)	(32,558,934)

Buildings in trust, net	208,588,519	207,166,860

Building improvements in trust	11,912,554	11,946,643
Accumulated depreciation	(1,989,694)	(2,253,523)

Building improvements in trust, net	9,922,860	9,693,119

Machinery and equipment in trust	1,396,826	1,397,607
Accumulated depreciation	(257,913)	(306,853)

Machinery and equipment in trust, net	1,138,913	1,090,753

Furniture and fixtures in trust	3,183,966	3,248,395
Accumulated depreciation	(894,976)	(1,044,615)

Furniture and fixtures in trust, net	2,288,990	2,203,779

Land in trust	316,746,132	317,639,172

Total property and equipment	544,519,663	550,096,322

Intangible assets:
Leasehold rights	—	19,803
Leasehold rights in trust	8,950,680	8,936,404
Other intangible assets in trust	149,885	152,501

Total intangible assets	9,100,565	9,108,710

(To be continued on the following page)

	As of
	February 28, 2009	August 31, 2009
	Thousands of yen	Thousands of yen

Investment and other assets:
Lease deposits in trust	3,336,098	3,328,268
Long-term prepaid expenses	216,520	792,572
Other investments	580,663	552,303

Total investment and other assets	4,133,283	4,673,144

Total fixed assets	557,753,512	563,878,177

Deferred charges:
Bonds issuance costs	170,579	149,150

Total deferred charges	170,579	149,150

Total assets	578,674,990	588,500,690

(To be continued on the following page)

	As of
	February 28, 2009	August 31, 2009
	Thousands of yen	Thousands of yen

Liabilities
Current Liabilities:
Accounts payable — operating	706,432	535,553
Short-term borrowings (Note 3)	119,275,000	96,075,000
Current portion of long-term borrowings	5,000,000	1,484,000
Current portion of long-term bonds issued	20,000,000	20,000,000
Accounts payable — other	22,260	19,654
Accrued expenses	1,457,261	1,539,814
Income taxes payable	16,363	16,718
Consumption tax payable	876,087	—
Rent received in advance	1,680,654	1,676,342
Deposits received	768,384	749,154
Current amount of tenant leasehold and security deposits in trust (Note 2)	4,240,293	4,338,394
Other current liabilities	98,295	13,946

Total current liabilities	154,141,033	126,448,578

Non-current liabilities:
Long-term bonds issued	80,000,000	80,000,000
Long-term borrowings	18,400,000	56,866,000
Tenant leasehold and security deposits	256,339	256,339
Tenant leasehold and security deposits in trust (Note 2)	69,292,261	68,283,604
Other non-current liabilities	399	725

Total non-current liabilities	167,948,999	205,406,669

Total liabilities	322,090,033	331,855,248

Net assets (Note 4)
Unitholders’ capital	250,764,406	250,764,406
Retained earnings	5,820,550	5,881,035

Total net assets	256,584,957	256,645,442

Total liabilities and net assets	578,674,990	588,500,690

III. Statements of income

	For the six months ended
	February 28, 2009	August 31, 2009
	Thousands of yen	Thousands of yen

Operating revenues
Rental revenues (Note 5)	20,359,685	20,503,278
Gain on sales of property (Note 6)	87,470	—

Total operating revenues	20,447,156	20,503,278

Operating expenses
Rental expenses (Note 5)	10,442,288	10,593,409
Asset management fees	1,738,143	1,779,036
Custodian fees	86,457	87,853
General administration fees	145,062	144,300
Compensation for Directors	5,940	5,940
Other operating expenses	145,452	119,017

Total operating expenses	12,563,344	12,729,557

Operating income	7,883,812	7,773,721

Non-operating revenues
Interest income	10,851	2,741
Other non-operating revenues	4,102	9,707

Total non-operating revenues	14,954	12,448

Non-operating expenses
Interest expense on borrowings	802,613	864,529
Interest expense on short-term bonds	89,767	—
Interest expense on long-term bonds	779,070	795,929
Amortization of bonds issuance costs	23,082	21,428
Loan-related costs	145,906	197,554
Other non-operating expenses	17,476	9,072

Total non-operating expenses	1,857,918	1,888,514

Recurring profit	6,040,847	5,897,655

Extraordinary loss
Litigation settlement	205,000	—

Income before income taxes	5,835,847	5,897,655

Income taxes
Current	16,363	16,718
Deferred	(937)	117

Total income taxes	15,426	16,836

Net income	5,820,421	5,880,818

Retained earnings at beginning of period	129	217

Retained earnings at end of period	5,820,550	5,881,035

IV. Statements of changes in unitholders’ equity
(Thousands of yen)

For the six months ended February 28, 2009 (September 1, 2008 to February 28, 2009)
	Unitholders’ equity
	Unitholders’ capital	Retained earnings	Total	Total net assets

Balance as of August 31, 2008	250,764,406	6,080,965	256,845,371	256,845,371

Changes during the period
Cash dividend declared		(6,080,835)	(6,080,835)	(6,080,835)
Net income		5,820,421	5,820,421	5,820,421

Total changes during the period		(260,414)	(260,414)	(260,414)

Balance as of February 28, 2009	250,764,406	5,820,550	256,584,957	256,584,957

For the six months ended August 31, 2009 (March 1, 2009 to August 31, 2009)
	Unitholders’ equity
	Unitholders’ capital	Retained earnings	Total	Total net assets

Balance as of February 28, 2009	250,764,406	5,820,550	256,584,957	256,584,957

Changes during the period
Cash dividend declared		(5,820,333)	(5,820,333)	(5,820,333)
Net income		5,880,818	5,880,818	5,880,818

Total changes during the period		60,484	60,484	60,484

Balance as of August 31, 2009	250,764,406	5,881,035	256,645,442	256,645,442

V. Notes to financial information
Note 1 — Summary of significant accounting policies
(a)	Property and equipment

Property and equipment is recorded at cost. Depreciation of property and equipment, except for land, is calculated on a straight-line basis over the estimated useful lives of the assets as stated below:

Buildings	2-39 yeas
Building improvements	2-60 years
Machinery and equipment	3-17 years
Furniture and fixtures	2-39 years
(b)	Other intangible assets in trust and long-term prepaid expenses

Depreciation of other intangible assets in trust and long-term prepaid expenses is calculated on a straight-line basis.

(c)	Bonds issuance costs

Bonds issuance costs are amortized on a straight-line basis over the maturity period of the bonds issued.

(d)	Taxes on property and equipment

Property and equipment are subject to various taxes annually, such as property taxes and urban planning taxes. An owner of a property is registered in the record maintained by the local government in each jurisdiction, and the taxes are imposed on the owner registered in the record as of January 1st based on the assessment made by the local government. Under the above tax rules, a seller of a property at the time of disposal is liable for these taxes on the property from the date of disposal to the end of the calendar year in which the property is disposed. The seller, however, is reimbursed by the purchaser for these accrued tax liabilities and the amount of settlement reflects this adjustment. For the purchaser, a portion of such taxes calculated from the acquisition date to the end of the calendar year is capitalized as a cost of the property in accordance with generally accepted accounting principles in Japan. In subsequent calendar years, half of such taxes on property and equipment for each calendar year are charged as operating expenses in each fiscal period. Taxes on property and equipment capitalized was ¥15,831 thousand and ¥2 thousand for the six months period ended August 31, 2009 and February 28, 2009, respectively.

(e)	Equipment leases

Finance lease transactions effective on or after March 1, 2008, which ownership of the leased property is not transferred to the lessee, are capitalized and depreciated on a straight-line basis over the lease periods used as their useful lives and no residual value.
Those finance lease transactions effective before March 1, 2008, are not capitalized in accordance with former accounting principles generally accepted in Japan, and related rental expenses are charged to income in the periods in which are incurred.

(f)	Accounting treatment of trust beneficiary interests in real property

For the trust beneficiary interests in real property, which are commonly utilized in the ownership of commercial properties in Japan and through which we holds all of its real property, all accounts of assets and liabilities with respect to assets in trust as well as income generated and expenses incurred with respect to assets in trust, are recorded in the relevant balance sheet and income statement accounts in proportion to the percentage interest of the trust that such trust beneficiary interest presents. Certain material accounts in trust are shown as accounts in trust in balance sheets.

(g)	Consumption tax

Consumption tax are recorded as assets or liabilities when they are paid or received.
     Note 2 — Collateral
The carrying amounts of assets stated below were pledged as collateral to secure liabilities of tenant leasehold and security deposits in trust of ¥55,257,842 thousand and ¥60,777,485 thousand as of August 31, 2009 and February 28, 2009, respectively.
(Thousands of yen)

	As of
	February 28, 2009	August 31, 2009

Buildings in trust	93,054,475	91,881,599
Buildings improvements in trust	5,080,017	4,965,945
Machinery and equipment in trust	421,661	404,689
Furniture and fixtures in trust	666,334	627,622
Land in trust	157,482,821	143,522,992

Total	256,705,311	241,402,849

Certain lands and buildings which were pledged as collateral to secure co-owners’ liabilities of tenant leasehold and security deposits for a total amount of ¥691,908 thousand as of August 31, 2009 and February 28, 2009, are included in above table.

Note 3 — Credit facilities and commitment lines
     Credit facilities and commitment lines provided by banks were as follows:
(Thousands of yen)

	As of
	February 28, 2009	August 31, 2009

Credit facilities
Total amount of credit facilities	142,500,000	142,500,000
Borrowings drawn down	(94,275,000)	(96,075,000)

Unused credit facilities	48,225,000	46,425,000

Commitment lines
Total amount of commitment lines	40,000,000	40,000,000
Borrowings drawn down	(25,000,000)	—

Unused commitment lines	15,000,000	40,000,000

Note 4 — Unitholders’ equity
(1)	Number of units

As of
	February 28, 2009	August 31, 2009

Authorized	2,000,000 units	2,000,000 units
Issued and outstanding	386,502 units	386,502 units
(2)	The Investment Corporation is required to maintain net assets of at least ¥50,000 thousand as required pursuant to the Law Concerning Investment Trusts and Investment Corporations of Japan.

Note 5 — Breakdown for rental revenues and expenses
Rental revenues and expenses for the six months ended February 28, 2009 and August 31, 2009 consist of the following:
(Thousands of yen)

	For the six months ended
	February 28, 2009	August 31, 2009

Rental revenues:
Rental and parking revenue	19,299,248	19,029,370
Utilities received	603,428	577,492
Other	457,008	896,415

Total rental revenues	20,359,685	20,503,278
Rental expenses:
Property management fees	382,819	344,064
Facility management fees	814,944	832,362
Utilities costs	701,279	694,337
Property-related taxes	2,015,634	2,196,905
Repair and maintenance	50,614	51,996
Insurance	76,132	75,580
Trust fees	127,488	126,255
Rent expense	957,760	955,226
Other	467,623	355,982
Depreciation	4,847,519	4,852,369
Loss on disposal of fixed assets	472	108,330

Total rental expenses	10,442,288	10,593,409

Operating income from property leasing activities	9,917,397	9,909,868

Note 6 — Gain on sales of property
     Gain on sales of property for the six months ended February 28, 2009 was as follows:
(Thousands of yen)

For the six months ended
February 28, 2009

Proceeds from sales of property	7,750,000
Cost of sales:
Net book value of property sold	7,652,975
Other costs related sales of property	9,553

Gain on sales of property, net	87,470

Note 7 — Income taxes
     Deferred tax assets and liabilities consist of the following:
(Thousands of yen)

	As of
	February 28, 2009	August 31, 2009

Deferred tax assets:
Current
Enterprise tax payable	1,593	1,476
Non-current
Amortization of leasehold rights	49,292	58,931
Valuation allowance	(49,292)	(58,931)

Total deferred tax assets	1,593	1,476

Net deferred tax assets	1,593	1,476

The effective tax rates in the accompanying statements of income as well as applicable statutory tax rates are reflected as follows:

	For the six months ended
	February 28, 2009	August 31, 2009

Statutory effective tax rate	42.05%	42.05%
Deductible cash dividends	(41.94)	(41.93)
Change in valuation allowance (for deferred tax assets)	0.16	0.17
Other	(0.01)	0.00

Effective tax rate	0.26%	0.29%

Note 8 — Leases
Finance lease transactions effective on or after March 1, 2008, which ownership of the leased property is not transferred to the lessee, are capitalized and depreciated on a straight-line basis over the lease periods used as their useful lives and no residual value. Such capitalized leased properties are mainly personal computers.
Those finance lease transactions effective before March 1, 2008, are not capitalized in accordance with former accounting principles generally accepted in Japan, and related lease expenses are charged to income in the periods in which are incurred.
Lease expenses incurred in connection with such finance leases on equipment utilized by the Investment Corporation amounted to ¥8,066 thousand and ¥13,193 thousand for the six months ended August 31, 2009 and February 28, 2009, respectively.
Future minimum lease payments under the terms of these finance leases as of February 28, 2009 and August 31, 2009 are as follows:

(Thousands of yen)

	As of
	February 28, 2009	August 31, 2009

Due within one year	15,463	14,794
Due after one year	17,928	10,531

Total	33,391	25,325

Additional financial information related to these finance leases, assuming they were capitalized, is as follows:
(Thousands of yen)

	As of
	February 28, 2009	August 31, 2009

Furniture and fixtures in trust
At cost	77,206	39,369
Accumulated depreciation	(59,663)	(26,371)
Net book value	17,542	12,998
Machinery and equipment in trust
At cost	38,742	38,742
Accumulated depreciation	(22,893)	(26,415)
Net book value	15,849	12,327

Total
At cost	115,948	78,111
Accumulated depreciation	(82,556)	(52,786)
Net book value	33,391	25,325
Depreciation expense would be ¥8,066 thousand and ¥13,193 thousand for the six months ended August 31, 2009 and February 28, 2009, respectively. This depreciation amounts is calculated utilizing the straight-line method over the term of the leases based on the acquisition cost which is equivalent to the total lease payments.
Given that the value of the leased assets is not deemed material, interest implicit in these leases is included in the minimum lease payments and in the cost of these assets in the disclosures above.

Note 9 — Related-party transaction
     For the six months ended February 28, 2009:

			Ratio of investment
			units held by the
			related-party to	Transactions for the period		Balance at end of the period
			investment units		Amounts		Amounts
			issued and		(Note 3)	Account name in	(Note 3)
Classification	Company name	Business	outstanding	Type of transaction	(Thousands of yen)	balance sheets	(Thousands of yen)
Custodian	Mitsubishi UFJ Trust and Banking Corporation	Banking	—	Drawing of short-term borrowings (Note 1)	13,701,500	Short-term borrowings	31,382,600
				Interest expenses (Note 1)	144,272	Accrued expenses	40,998
				Trust fees (Note 2)	58,560	Accounts payable — operating	—
				General administration fees (Note 2)	145,062	Accrued expenses	46,701

Note 1	The short-term borrowings were drawn in accordance with the credit facility agreement and commitment line agreement. The interest rates of the borrowings have been decided similarly as other banks of the syndicate. All of the short-term borrowings were unsecured.

Note 2	The fees have been decided based on third party transactions.

Note 3	Consumption tax are excluded from the amounts of transactions, but included in the amounts of balances.
     For the six months ended August 31, 2009:

			Ratio of investment
			units held by the
			related-party to	Transactions for the period		Balance at end of the period
			investment units		Amounts		Amounts
			issued and		(Note 4)	Account name in	(Note 4)
Classification	Company name	Business	outstanding	Type of transaction	(Thousands of yen)	balance sheets	(Thousands of yen)
Parent company of the asset manager	Mitsubishi Corporation	Trading Company	3.61	Acquisition of real property (Note 1)	6,430,000	Accounts payable — other	—
Custodian	Mitsubishi UFJ Trust and Banking Corporation	Banking	—	Drawing of short-term borrowings (Note 2)	17,613,850	Short-term borrowings	23,815,350
				Interest expenses (Note 2)	149,602	Accrued expenses	33,764
				Trust fees (Note 3)	58,613	Accounts payable — operating	10,248
				General administration fees (Note 3)	144,300	Accrued expenses	47,427

Note 1	The acquisition amount was decided through negotiation with the company based on an appraisal value by a real estate appraiser.

Note 2	The short-term borrowings were drawn in accordance with the credit facility agreement and commitment line agreement. The interest rates of the borrowings have been decided similarly as other banks of the syndicate. All of the short-term borrowings were unsecured.

Note 3	The fees have been decided based on third party transactions.

Note 4	Consumption tax are excluded from the amounts of transactions, but included in the amounts of balances.
Note 10 — Per unit information
The net asset value per unit as of August 31, 2009 and February 28, 2009 was ¥664,020 and ¥663,864, respectively. Net income per unit for the six months ended August 31, 2009 and February 28, 2009 was ¥15,215 and ¥15,059, respectively.
     Net income per unit is calculating by dividing net income by the weighted-average number of units outstanding for the period.
     Diluted net income per unit is not disclosed because dilutive security is not issued.
Note 11 — Subsequent events
     Nothing to be noted.

VI. Statements of cash dividends
(Yen)

	For the six months ended
	February 28, 2009	August 31, 2009
Retained earnings at the end of period	5,820,550,899	5,881,035,876
Cash dividend declared	5,820,333,618	5,881,014,432
(Cash dividend declared per unit)	(15,059)	(15,216)

Retained earnings carried forward	217,281	21,444

Note:	The Investment Corporation basically intends to distribute all of distributable profit in accordance with the Article of Incorporation 26, Paragraph 1, Item 2, but except for fractional dividend per unit less than one yen because dividends in excess of profit are treated as sales transaction of investment units for individual unitholders; therefore, cash dividends were amounted to ¥5,881,014,432 and ¥5,820,333,618 for the six months ended August 31, 2009 and February 28, 2009, respectively.
Note
Accompanying English financial information, comprising of balance sheets, statements of income, statements of changes in unitholders’ equity, notes to financial information and statements of cash dividends, have been translated from the Japanese financial statements of the Investment Corporation prepared in accordance with the Law Concerning Investment Trusts and Investment Corporations of Japan.
Under Article 130 of the Law Concerning Investment Trusts and Investment Corporations of Japan, the Japanese financial statements for the six months ended August 31, 2009 have been audited by PricewaterhouseCoopers Aarata, in accordance with auditing standards generally accepted in Japan. But, English translation of the Japanese language report of independent auditors is not attached herein because the accompanying English translation of balance sheets, statements of income, statement of changes in unitholders’ equity, notes to financial information and statements of cash dividends are unaudited.

Statements of cash flows (additional information)
(Thousands of yen)

	For the six months ended
	February 28, 2009	August 31, 2009

Cash flows from operating activities:
Income before taxes	5,835,847	5,897,655
Adjustment for:
Depreciation	4,847,667	4,852,523
Amortization of bonds issuance costs	23,082	21,428
Gain on sales of property	(87,470)	—
Loss on disposal of fixed assets	472	108,330
Interest income	(10,851)	(2,741)
Interest expense	1,671,452	1,660,459
Litigation settlement	205,000	—
Changes in assets and liabilities:
Decrease (increase) in Rental receivables	(28,594)	79,990
Decrease (increase) in Consumption tax refundable	490,580	(14,758)
Increase in Long-term prepaid expenses	(70,790)	(576,052)
Increase (decrease) in Accounts payable — operating	(63,181)	36,935
Increase (decrease) in Consumption tax payable	876,087	(876,087)
Increase (decrease) in Accounts payable — other	19,893	(4,935)
Increase (decrease) in Accrued expenses	(35,761)	35,866
Decrease in Rent received in advance	(20,231)	(4,311)
Decrease in Deposits received	(213,877)	(19,229)
Other-net	44,215	(255,681)

Sub total	13,483,540	10,939,390

Interest received	10,851	2,741
Interest paid	(1,579,354)	(1,613,773)
Litigation settlement paid	(205,000)	—
Income taxes paid	(5,171)	(16,363)

Net cash provided by operating activities	11,704,866	9,311,995

Cash flows from investing activities:
Purchase of property and equipment	(1,958)	(6,481,808)
Purchase of property and equipment in trust	(1,446,243)	(4,113,747)
Proceed from sales of property and equipment in trust	7,740,446	—
Payments of tenant leasehold and security deposits in trust	(8,498,341)	(1,439,862)
Proceeds from tenant leasehold and security deposits in trust	62,640	406,286
Purchase of intangible assets	—	(19,803)
Purchase of intangible assets in trust	—	(12,171)
Proceeds from lease deposits in trust	13,910	7,830
Other expenditures	(11,681)	—
Other proceeds	—	28,360

Net cash used in investing activities	(2,141,227)	(11,624,915)

(To be continued on the following page)

(Thousands of yen)

	For the six months ended
	February 28, 2009	August 31, 2009

Cash flows from financing activities:
Proceeds from short-term bonds issued	24,923,044	—
Repayments of short-term bonds issued	(50,000,000)	—
Proceeds from short-term borrowings	25,000,000	2,000,000
Repayments of short-term borrowings	(13,825,000)	(25,200,000)
Proceeds from long-term borrowings	11,000,000	40,000,000
Repayments of long-term borrowings	—	(5,050,000)
Dividend payments	(6,080,499)	(5,818,004)

Net cash provided by (used in) financing activities	(8,982,455)	5,931,995

Net change in cash and cash equivalents	581,183	3,619,075

Cash and cash equivalents at beginning of period	18,722,175	19,303,359

Cash and cash equivalents at end of period (Note 1)	19,303,359	22,922,434

Note 1	Cash and cash equivalents consist of cash, demand deposits, and short-term investments which are highly liquid and convertible cash, have a low risk of price fluctuation, and mature within three months from the date of acquisition. Cash and cash equivalents in the statements of cash flows consist of the following:
(Thousands of yen)

	As of
	February 28, 2009	August 31, 2009

Cash and bank deposits	8,822,517	13,352,971
Cash and bank deposits in trust	10,480,841	9,569,463

Cash and cash equivalents	19,303,359	22,922,434

Disclaimer
The contents of this document, including summary notes, quotes, data and other information, are provided solely for informational purposes and not intended for the purpose of soliciting investment in, or as a recommendation to purchase or sell, any specific products.
Please be aware that matters described herein may change or cease to exist without prior notice of any kind. This document contains forward-looking statements and anticipations of future results, based on current assumptions and beliefs in light of currently available information and resources. Risks and uncertainties, both known and unknown, including those relating to the future performance of the retail market in Japan, interest rate fluctuations, competitive scenarios, and changing regulations or taxations, may cause performance to be materially different from those explicitly or implicitly expressed in this document.
While we have taken every reasonable care with respect to information contained herein, we cannot guarantee the accuracy or completeness of this information. Unless otherwise specified, this document was created based on Japanese accounting system.
English terms for Japanese legal, accounting, tax and business concepts used herein may not be precisely identical to the concepts of the equivalent Japanese terms. With respect to any and all terms herein, if there exist any discrepancies in the meaning or interpretation thereof between the Japanese language and English language statements contained herein, the Japanese language statements will always govern the meaning and interpretation.
None of JRF, LJR, MCUBS and LIA shall be liable for any errors, inaccuracies, loss or damage, or for any actions taken in reliance thereon, or undertake any obligation to publicly update the information contained in this document after the date of this document.